Filed Pursuant to Rule 433
Registration Statement No. 333-140279
August 2, 2007

HarborView Mortgage Pass-Through Certificates
Series 2007-6

Preliminary Marketing Materials

$206,128,000 (Approximate)

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.
For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

FOR ADDITIONAL INFORMATION PLEASE CALL

RBS Greenwich Capital

Asset Backed Finance
Shakti Radhakishun	(203) 618-2225
Michael McKeever	(203) 618-2237
Sean Curran	(203) 618-2426

Trading
Johan Eveland	(203) 625-6160
Jesse Litvak	(203) 625-6160
Stu Kronick	(203) 625-6160

Analytics
Jim Doherty	(203) 618-5655
Jeff Traister	(203) 625-6160

Rating Agency Contacts

Standard & Poor’s
Todd Niemy	(212) 438-2494

Moody’s
Anthony DeShetler	(201) 915-8306

The representations and covenants, cashflows and structure with respect to Harborview Mortgage Loan Trust 2007-6 will comply in all respects with Freddie Mac's Investment Requirements, March 2007 Version. The transaction is anticipated to be structured as a QSPE

Preliminary Term Sheet	Date Prepared: July 10, 2007

HarborView Mortgage Loan Trust 2007-6

Mortgage Loan Pass-Through Certificates, Series 2007-6

$206,128,000 (Approximate, Subject to +/- 20% Variance)

Publicly Offered Certificates
Adjustable Rate Residential Mortgage Loans

Class	Balance ($)(1)	WAL (Yrs) (Call/Mat) (2)	Pymt Window (Mths) (Call/Mat) (2)	Pass-Through Rates	Tranche Type	Assumed Final Distribution Date	Expected Ratings S&P/Moody’s
1A-1A(3)	$185,515,200	3.15 / 3.42	1-100 / 1-215	Floater	Super Senior	July 2037	AAA/Aaa
1A-1B(3)	$20,612,800	3.15 / 3.42	1-100 / 1-215	Floater	Senior Mezz	July 2037	AAA/Aaa
2A-1A(3)	$189,041,000	Not Marketed Herein		Floater	Super Senior	July 2037	AAA/Aaa
2A-1B(3)	$78,768,000			Floater	Senior Mezz	July 2037	AAA/Aaa
2A-1C(3)	$47,260,000			Floater	Senior Mezz	July 2037	AAA/Aaa
B-1 (4)	$13,227,000			Floater	Subordinate	July 2037	AA+/Aa1
B-2 (4)	$11,336,000			Floater	Subordinate	July 2037	AA/Aa2
B-3 (4)	$2,896,000			Floater	Subordinate	July 2037	AA-/Aa2
B-4 (4)	$4,047,000			Floater	Subordinate	July 2037	A+/A1
B-5 (4)	$2,662,000			Floater	Subordinate	July 2037	A/A2
B-6 (4)	$5,431,000			Floater	Subordinate	July 2037	BBB+/Baa1
B-7 (4)	$1,993,000			Floater	Subordinate	July 2037	BBB-/Baa3
B-8 (4)	$3,132,000			Floater	Subordinate	July 2037	BB+/Ba1

Total	$565,921,000

(1)
Distributions on the Class 1A-1A and Class 1A-1B Certificates generally will be derived from the Group 1 Mortgage Loans (as described herein) and distributions on the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates generally will be derived from the Group 2 Mortgage Loans (as described herein). Distributions on the Subordinate Certificates will be derived from all the Mortgage Loans (as described herein). Class sizes are subject to final collateral and rating agency approval and are subject to a +/-20% variance.

(2)	The WAL and Payment Windows to Call for the Offered Certificates are shown to the first possible Optional Termination Date (as described herein).

(3)
The Senior Certificates will have a Pass-Through Rate equal to the least of (i) One-Month LIBOR plus a related margin (which margin will double after the first possible Optional Termination Date), (ii) the Net WAC Cap and (iii) 10.50%.

(4)
The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates will have a Pass-Through Rate equal to the least of (i) One-Month LIBOR plus a margin (which margin will be multiplied by 1.5 after the first possible Optional Termination Date), (ii) the Net WAC Cap and (iii) 10.50%.

Depositor:	Greenwich Capital Acceptance, Inc.

Underwriter:	Greenwich Capital Markets, Inc.

Originator:
It is expected that at the end of the Pre-funding Period the originators accounting for more than 10% of the Mortgage Loans will be Secured Bankers Mortgage Company (46.09%), NovaStar Mortgage, Inc. (29.94%) and First Federal Bank of California (11.59%). At the end of the Pre-funding Period, it is expected that no other originator will account for more than 10% of the total Mortgage Loans.

Trustee:	Deutsche Bank National Trust Company.

Servicer:
It is expected that at the end of the Pre-funding Period the servicer accounting for more than 10% of the Mortgage Loans will be GMAC Mortgage, LLC (96.63%). At the end of the Pre-funding Period, it is expected that no other servicer will account for more than 10% of the total Mortgage Loans.

Master Servicer:	Wells Fargo Bank, NA.

Credit Risk Manager:	Clayton Fixed Income Services Inc. formerly known as The Murrayhill Company.

Additional Disclosure:	For additional disclosure on (a) the Originators and their Underwriting Guidelines, (b) the Master Servicer, (c) the Servicer and (d) the Custodian and Trustee, refer to Exhibit A.

Rating Agencies:	S&P and Moody’s will rate the Certificates. It is expected that the Certificates will be assigned the credit ratings on page 1 of this Preliminary Term Sheet.

Cut-off Date:	For each Mortgage Loan, generally the later of (i) the close of business on July 1, 2007, and (ii) the date as specified in the related subsequent transfer instrument.

Expected Pricing Date:	The week of July 9, 2007.

Closing Date:	July 31, 2007.

Distribution Date:	The 19st day of each month (or if such day is not a business day, the next succeeding business day), commencing in August 2007.

Certificates:
The “Senior Certificates” will consist of the Class 1A-1A and the Class 1A-1B Certificates (the “Group 1 Certificates”) and the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates (the “Group 2 Certificates”). The “Subordinate Certificates” will consist of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates. The Class 1A-1A and Class 1A-1B Certificates are collectively referred to herein as the “Offered Certificates”. The Senior Certificates and Subordinate Certificates are collectively referred to herein as the “Certificates”.

The trust will also issue the Class C, Class P, Class ES and Class R Certificates, none of which will be publicly offered.

Accrued Interest:	The Certificates will settle flat.

Interest Accrual Period:
The interest accrual period for each Distribution Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

Registration:	The Certificates will be made available in book-entry form through DTC, and upon request only, through Clearstream, Luxembourg and the Euroclear system.

Federal Tax Treatment:	It is anticipated that the Certificates will represent ownership of REMIC regular interests.

ERISA Eligibility:
The Offered Certificates are expected to be ERISA eligible, provided the purchase and holding of such certificates is eligible for exemptive relief under an investor-based or statutory exemption. The Certificates, other than the Offered Certificates are eligible to be purchased by plan investors that are contained in insurance company general accounts. Prospective investors should review with their legal advisors whether the purchase and holding of any of the Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or other similar laws.

SMMEA Treatment:	The Offered Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA at the conclusion of the Pre-funding Account.

Optional Termination
Date:
The terms of the transaction allow for the purchase by the Master Servicer of all the Mortgage Loans and other property of the trust (the “Optional Termination Date”) which may be exercised once the aggregate principal balance of the Mortgage Loans is equal to or less than [10]% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and (ii) amounts in the Pre-Funding Accounts as of the Closing Date.

Pricing Prepayment
Speed:	25% CPR

Mortgage Loans:
The mortgage loans transferred to the trust on the Closing Date, consist of generally adjustable rate, first lien residential mortgage loans with an aggregate principal balance as of the Cut-off Date of approximately $562,566,599 (the “Initial Mortgage Loans”). Approximately 98.01% of the Mortgage Loans are Negative Amortization Loans as defined herein. It is expected that the statistics of the aggregate Mortgage Loans will be substantially similar to the mortgage loan statistics shown herein. For more information please see attached collateral descriptions for the Initial Mortgage Loans.

The “Group 1 Initial Mortgage Loans” consist of conforming balance generally adjustable rate, first lien residential mortgage loans with original terms to maturity of 30 or 40 years and an aggregate principal balance as of the Cut-off Date of approximately $218,400,569. The “Group 2 Initial Mortgage Loans” consist of conforming and non-conforming balance generally adjustable rate, first lien residential mortgage loans with original terms to maturity of 30 or 40 years and an aggregate principal balance as of the Cut-off Date of approximately $344,166,030. Substantially all of the Group 1 and Group 2 Mortgage Loans either accrue interest at a mortgage rate which adjusts monthly or semi-annually after an initial fixed rate.

Approximately 52.99% of the Initial Mortgage Loans have an initial fixed rate period of 1 or 3 months and subsequently adjust on a monthly basis.

Generally, all of the Initial Mortgage Loans adjust based upon an Index rate of the 12-month moving average of the monthly yield on United States treasury securities adjusted to a constant maturity of one year (the “MTA”), Six Month LIBOR (“Six Month LIBOR”), One Month LIBOR (“One Month LIBOR”), COFI or Fixed Rate.

Negative Amortization
Loans:
“Negative Amortization Loans” are mortgage loans for which the minimum monthly payment amount for a term specified in the related mortgage note is less than interest accrued at the current mortgage rate on the unpaid principal balance of the Mortgage Loan. If a borrower elects to pay only the minimum monthly payment, the deficient interest amount is added to the unpaid principal balance of such mortgage loan. A borrower may elect to pay only the minimum monthly payment for a term specified in the related mortgage note subject to adjustment generally under the following conditions: (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.500% of the current monthly payment, (ii) as of the fifth, seventh or tenth anniversary of the first due date and on the same day every three or five years thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage (generally 110%, 115% or 120%) of the original principal balance due to deferred interest (the “Negative Amortization Limit”), the monthly payment will be recast without regard to the limitation in clause (i) to either (a) amortize fully the then unpaid principal balance over the remaining term to maturity or (b) equal the interest only payment for such loan, calculated at the then applicable rate, based on the related Index rate and margin.

Pre-Funding Amount:
On the Closing Date, the Seller will deposit approximately $111,180,749 (the “Pre-funding Amount”), which will consist of approximately $37,250,850 deposited into an account (the “Group 1 Pre-Funding Account”) to purchase subsequent Group 1 Mortgage Loans, and approximately $73,929,899 deposited into an account (the “Group 2 Pre-Funding Account”) to purchase subsequent Group 2 Mortgage Loans; and together with the Group 1 Pre-Funding Account, (the “Pre-Funding Accounts”). Funds on deposit in the Pre-funding Accounts will be used from time to time to acquire Subsequent Mortgage Loans during the Pre-funding Period.

The “Pre-funding Period” commences on the Closing Date and ends on the earlier of (i) the date on which the amount on deposit in the Pre-funding Account is less than $10,000 and (ii) October 29, 2007. If necessary, a capitalized interest account deposit will be made by the Depositor to cover any interest shortfalls during the Pre-funding Period.

To the extent that the trust does not fully use amounts on deposit in the Pre-funding Accounts to purchase Subsequent Mortgage Loans by the end of the Pre-funding Period, the trust will apply the remaining amounts as a prepayment of principal to the related Offered Certificates on the Distribution Date immediately following the end of the Pre-funding Period. Although no assurance is possible, it is not anticipated that a material amount of principal will be prepaid on the Offered Certificates from amounts in the Pre-funding Accounts.

Net Mortgage Rate:	The “Net Mortgage Rate” with respect to each Mortgage Loan is equal to the mortgage rate less the Trust Expense Fee Rate, and on or after the 121st Distribution Date, the Final Maturity Reserve Rate.

Net WAC Cap:	The “Net WAC Cap” for the Certificates is equal to the weighted average Net Mortgage Rates of the related Mortgage Loans, adjusted for the related accrual period.

Trust Expense
Fee Rate:	The sum of the Servicing Fee Rate, Master Servicing Fee Rate, Credit Risk Manager Fee Rate and the LPMI Fee Rate, if any.

Servicing Fee Rate:
Each servicer will be paid a monthly fee (a “Servicing Fee”) with respect to each mortgage loan it services. The Servicing Fee will be calculated at a per annum rate (the “Servicing Fee Rate”) of the outstanding principal balance of each mortgage loan as of the first day of the related due period. For each Mortgage Loan, the Servicing Fee Rate will equal 0.375%.

Master Servicing
Fee Rate:	For each Mortgage Loan the Master Servicing Fee Rate will equal [0.0175]%. The Custodian will be paid by the Trustee.

Credit Risk Manager Fee
Rate:	For each Mortgage Loan the Credit Risk Manager Fee Rate will equal [0.005]%.

Basis Risk Shortfalls:	With respect to any Distribution Date, each class of Certificates will be entitled to the “Basis Risk Shortfalls” for such class which will equal the sum of:

(i)
the excess, if any, of the amount of interest that such class would have been entitled to receive if the pass-through rate for such class were calculated without regard to clause (ii) in the definition thereof, over the actual amount of interest such class is entitled to receive for such Distribution Date,

(ii)	any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and

(iii)
interest for the applicable interest accrual period on the amount described in clause (ii) above based on the applicable pass-through rate determined without regard to clause (ii) in the definition thereof.

Adjusted Cap Rate:
The “Group 1 Adjusted Cap Rate” for the Class 1A-1A and Class 1A-1B Certificates and for any Distribution Date equals the Net WAC Cap computed by first reducing the Net WAC by a per annum rate equal to: (i) the product of (a) the Net Deferred Interest related to the Group 1 Mortgage Loans for such Distribution Date and (b) 12, divided by (ii) the aggregate principal balance of the Group 1 Mortgage Loans as of the first day of the related due period.

The “Group 2 Adjusted Cap Rate” for the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates and for any Distribution Date equals the Net WAC Cap computed by first reducing the Net WAC by a per annum rate equal to: (i) the product of (a) the Net Deferred Interest related to the Group 2 Mortgage Loans for such Distribution Date and (b) 12, divided by (ii) the aggregate principal balance of the Group 2 Mortgage Loans as of the first day of the related due period.

The “Subordinate Adjusted Cap Rate” for the Subordinate Certificates and for any Distribution Date equals the weighted average of the Group 1 Adjusted Cap Rate and the Group 2 Adjusted Cap Rate for such Distribution Date, weighted in each case based on the applicable Subordinate Component for each mortgage loan group.

The “Subordinate Component” for either mortgage loan group and any Distribution Date is the excess, if any, of the aggregate principal balance of the related mortgage loans as of the first day of the related due period over the aggregate certificate principal balance of the Senior Certificates related to such mortgage loan group immediately prior to such Distribution Date.

Deferred Interest:
The Mortgage Loans may experience negative amortization when the interest accrued on a Mortgage Loan exceeds the monthly payment due on such Mortgage Loan. Such excess is deferred and added to the unpaid principal balance of such Mortgage Loan (“Deferred Interest”).

Net Deferred Interest:
The “Net Deferred Interest” for any Distribution Date and mortgage loan group is the excess, if any, of Deferred Interest for the related due period and mortgage loan group over voluntary principal prepayments for the related prepayment period and mortgage loan group.

For any Distribution Date, Net Deferred Interest will be allocated among the Certificates in an amount equal to the excess, if any, for each such class, of (i) the current interest accrued at the applicable pass-through rate for such class, over (ii) the amount of current interest that would have accrued had the Pass-Through Rate for such class equaled the related Adjusted Rate Cap for such class and Distribution Date. The Net Deferred Interest allocable to each class of Certificates will reduce the amount of interest distributable on such class and such Net Deferred Interest will be added to the principal balance of such class of Certificates.

Credit Enhancement:	Series 2007-6 is an “Overcollateralization Series” as defined in the accompanying terms sheet supplement. Credit enhancement consists of the following:

1) Net Monthly Excess Cashflow;
2) Overcollateralization Amount;
3) Subordination; and
4) Yield Maintenance Agreement.

Yield Maintenance
Agreement:
On the Closing Date, the trust, on behalf of a separate trust, will enter into the “Yield Maintenance Agreement” to make payments based upon the priority of cashflows described within the Yield Maintenance Agreement Account herein. On each Distribution Date, the counterparty to the Yield Maintenance Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to the maximum rate set forth for such Distribution Date over (ii) the strike price for such Distribution Date specified on the Yield Maintenance Agreement Schedule herein, and (b) the lesser of (i) the notional balance for such Distribution Date specified on the Yield Maintenance Agreement Schedule herein and (ii) the outstanding balance of the Certificates, for such Distribution Date and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Yield Maintenance Agreement will terminate after the Distribution Date in June 2015.

Basis Risk Cap
Agreement:
On the Closing Date, the Trust (on behalf of the trust) will enter into the “Basis Risk Cap Agreement” to make payments in respect of any Basis Risk Shortfalls on the Certificates, pro rata, based on aggregate certificate principal balance of such Certificates. On each Distribution Date, the counterparty to the Basis Risk Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of [10.500]% over (ii) the strike price for such Distribution Date specified on the Basis Risk Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Offered Certificates and (b) the lesser of (x) the notional balance for such Distribution Date specified on the Basis Risk Cap Agreement Schedule herein and (y) the aggregate balance of the Certificates on the related Distribution Date and (c) the actual number of days in the related Interest Accrual Period divided by 360. The Basis Risk Cap Agreement will terminate following the Distribution Date in June 2013.

Net Monthly
Excess Cashflow:
The “Net Monthly Excess Cashflow” For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the available funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class 1A-1A, Class 1A-1B, Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates and (C) the Principal Remittance Amount.

Overcollateralization
Amount:
The “Overcollateralization Amount” is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Certificates, expressed as a percentage of the aggregate Mortgage Loan balance. On the Closing Date, the Overcollateralization Amount will be equal to approximately 0.60%.

Interest Remittance
Amount:
For any Distribution Date and either mortgage loan group, the portion of the related available funds for such Distribution Date attributable to interest received or advanced with respect to the Mortgage Loans in such mortgage loan group.

Final Maturity Reserve
Deposit Amount:
The Final Maturity Reserve Deposit Amount for each Distribution Date is an amount equal to the lesser of (x) the product of (i) the Final Maturity Reserve Rate divided by 12 and (ii) the aggregate stated principal balance of all the Mortgage Loans and (y) the Interest Remittance Amount before taking into account any distribution under "Priority of Distributions-Interest Distributions" herein and after the distribution of certain fees and expenses of the trust. No deposit is required if the balance of the Mortgage Loans having 40-year original terms to maturity, on each Distribution Date is less than or equal to the aggregate principal balance set forth in Final Maturity Reserve Schedule for that Distribution Date.

Final Maturity Reserve
Trust:
The Final Maturity Reserve Trust will hold the final maturity reserve account for the benefit of the certificateholders. On each Distribution Date on and after the Distribution Date in [ ] (the “121st Distribution Date”) period up to the earlier of (i) the final scheduled Distribution Date and (ii) the termination of the trust, if the aggregate stated principal balance of the Mortgage Loans having 40-year original terms to maturity at the end of the related due period is greater than the aggregate principal balance set forth in Final Maturity Reserve Schedule for that Distribution Date (the “Final Maturity Reserve Amount Distribution Date”), the Trustee will deposit into the final maturity reserve account the Final Maturity Reserve Fund Deposit Amount. On the earlier of (i) the final scheduled Distribution Date and (ii) the termination of the trust, any amounts on deposit in the final maturity reserve account will be applied as payment of principal or interest as described herein.

Final Maturity Reserve
Rate:
A per annum rate equal to the product of (i) 1.00% and (ii) a fraction equal to the numerator of which is the Stated Principal Balance of the Mortgage Loans having 40-year original terms to maturity and the denominator of which is aggregate Stated Principal Balance of the Mortgage Loans.

Overcollateralization
Target Amount:	On any Distribution Date, the “Overcollateralization Target Amount” is equal to:
(i)	prior to the Stepdown Date, 0.60% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date;
(ii)	on or after the Stepdown Date, if no Trigger Event has occurred and is continuing, the greater of:
(a)
1.50% of the current principal balance of the Mortgage Loans prior to the Distribution Date in August 2013 and 1.20% of the current principal balance of the Mortgage Loans on or after the Distribution Date in August 2013;

(b)	0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “OC Floor”); and
(iii)	during the occurrence and continuation of a Trigger Event, the Overcollateralization Target Amount as of the previous Distribution Date.

Stepdown Date:	The earlier to occur of
(i) the Distribution Date following the Distribution Date in which the principal balance of the Senior Certificates has been reduced to zero; and
(ii) the later to occur of
a.	the Distribution Date occurring in August 2010; and
b.
the first Distribution Date on which the Credit Enhancement Percentage for the Senior Certificates is greater than or equal to (i) prior to the Distribution Date in August 2013, 21.139% and (ii) on or after the Distribution Date in August 2013, 16.911%.

Trigger Event:
A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the percentage of Mortgage Loans that are delinquent 60 days or more exceeds (a) prior to August 2013 [32.73]% of the current Credit Enhancement Percentage of the Senior Certificates and (b) on or after August 2013 [40.00]% of the current Credit Enhancement Percentage of the Senior Certificates or (ii) cumulative realized losses for the related Distribution Date as a percentage of the of the sum of (a) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and (b) amounts in the Pre-Funding Accounts as of the Closing Date for the related Distribution Date are greater than:

Distribution Date	Percentage
August 2009 - July 2010	[0.25]% for the first month plus an additional 1/12th of [0.35]% for each month thereafter
August 2010 - July 2011	[0.60]% for the first month plus an additional 1/12th of [0.55]% for each month thereafter
August 2011 - July 2012	[1.05]% for the first month plus an additional 1/12th of [0.45]% for each month thereafter
August 2012 - July 2013	[1.50]% for the first month plus an additional 1/12th of [0.55]% for each month thereafter
August 2013 - July 2014	[2.05]% for the first month plus an additional 1/12th of [0.20]% for each month thereafter
August 2014 and thereafter	[2.25]%

A “Sequential Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, the aggregate amount of realized losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date exceeds [0.25%] or (y) on any Distribution Date on or after the Stepdown Date, a Trigger Event is in effect or (z) (i) on any Distribution Date before the Stepdown Date the 60 Day+ Rolling Average equals or exceeds [32.73]% of the prior period's Credit Enhancement Percentage for the Class 1A-1A and Class 1A-1B Certificates and (ii) on any Distribution Date on or after the Stepdown Date the 60 Day+ Rolling Average equals or exceeds [40.00]% of the prior period's Credit Enhancement Percentage for the Class 1A-1A and Class 1A-1B Certificates (the 60 Day+ Rolling Average will equal the rolling 3 month average percentage of mortgage loans that are sixty (60) or more days delinquent, including loans in foreclosure, all REO Property and mortgage loans where the mortgagor has filed for bankruptcy).

Credit Enhancement
Percentage:
The “Credit Enhancement Percentage” for any Distribution Date and any class of Certificates is equal to (i) the sum of (a) the aggregate Class Principal Balance of the classes of Certificates subordinate to such class of Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

	Ratings (S/M)	Initial Credit Enhancement Percentage	Target Credit Enhancement Percentage before August 2013 or Stepdown Date*	Target Credit Enhancement Percentage on or after August 2013 or Stepdown Date*
Senior	AAA/Aaa	8.455%	21.139%	16.911%
B-1	AA+/Aa1	6.132%	15.331%	12.264%
B-2	AA/Aa2	4.141%	10.353%	8.282%
B-3	AA-/Aa2	3.632%	9.081%	7.265%
B-4	A+/A1	2.922%	7.304%	5.843%
B-5	A/A2	2.454%	6.135%	4.908%
B-6	BBB+/Baa1	1.500%	3.750%	3.000%
B-7	BBB-/Baa3	1.150%	2.875%	2.300%
B-8	BB+/Ba1	0.600%	1.500%	1.200%
*Approximate

Allocation of
Realized Losses:
Any realized losses on the Mortgage Loans will be allocated as follows: first to Net Monthly Excess Cashflow, second to payments received under the Yield Maintenance Agreement, third to overcollateralization, and then to the Subordinate Certificates in reverse order of their numerical designations, in each case until the related class principal balance has been reduced to zero; and then to the Senior Certificates as follows:

1.
Any remaining realized losses on the Group 1 Mortgage Loans will be allocated to the Class 1A-1A and Class 1A-1B Certificates, until the related class principal balance has been reduced to zero, provided however, that all realized losses allocable to the Class 1A-1A and Class 1A-1B Certificates will be allocated sequentially, first to the Class 1A-1B Certificates and second to the Class 1A-1B Certificates until the related class principal balance has been reduced to zero.

2.
Any remaining realized losses on the Group 2 Mortgage Loans will be allocated to the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates, until the related class principal balance has been reduced to zero, provided however, that all realized losses allocable to the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates will be allocated sequentially, first to the Class 2A-1C Certificates, second to the Class 2A-1B Certificates and third to the Class 2A-1A Certificates, in that order, until the related class principal balance has been reduced to zero.

Senior Principal
Distribution Amount:
For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred or is not continuing with respect to such Distribution Date, will be the lesser of (a) the sum of the Principal Distribution Amounts for each mortgage loan group and (b) the excess of the (x) the aggregate Class Principal Balance of the Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to August 2013, approximately 78.861% and thereafter approximately 83.089% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment period) minus the OC Floor.

Group 1 Senior Principal
Distribution Amount:
The “Group 1 Senior Principal Distribution Amount” with respect to any distribution date is the product of (i) the Senior Principal Distribution Amount for such distribution date and (ii) the Group 1 principal remittance (reduced by any monies used to cover deferred interest) divided by the total principal remittance amount for such distribution date (reduced by any monies used to cover deferred interest).

Group 2 Senior Principal
Distribution Amount:
The “Group 2 Senior Principal Distribution Amount” with respect to any distribution date is the product of (i) the Senior Principal Distribution Amount for such distribution date and (ii) the Group 2 principal remittance (reduced by any monies used to cover deferred interest) divided by the total principal remittance amount for such distribution date (reduced by any monies used to cover deferred interest).

Class B-1 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (x) 100% minus (y) the related Target Credit Enhancement Percentage for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the OC Floor.

Class B-2 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date) and (iii) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (x) 100% minus (y) the related Target Credit Enhancement Percentage for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the OC Floor.

Class B-3 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1 and Class B-2 Certificates (after taking into account the distribution of the related Principal Distribution Amounts for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (x) 100% minus (y) the related Target Credit Enhancement Percentage for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the OC Floor.

Class B-4 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1, Class B-2 and Class B-3 Certificates (after taking into account the distribution of the related Principal Distribution Amounts for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (x) 100% minus (y) the related Target Credit Enhancement Percentage for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the OC Floor.

Class B-5 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates (after taking into account the distribution of the related Principal Distribution Amount for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (x) 100% minus (y) the related Target Credit Enhancement Percentage for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the OC Floor.

Class B-6 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-6 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates (after taking into account the distribution of the related Principal Distribution Amount for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (x) 100% minus (y) the related Target Credit Enhancement Percentage for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the OC Floor.

Class B-7 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-7 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates (after taking into account the distribution of the related Principal Distribution Amount for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (x) 100% minus (y) the related Target Credit Enhancement Percentage for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the OC Floor.

Class B-8 Principal
Distribution Amount:
For any Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class B-8 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class Principal Balance of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates (after taking into account the distribution of the related Principal Distribution Amount for such classes on such Distribution Date) and (iii) the Class Principal Balance of the Class B-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (x) 100% minus (y) the related Target Credit Enhancement Percentage for such Distribution Date and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period) minus the OC Floor.

Priority of
Distributions:
Available funds from the Mortgage Loans will be distributed as follows:

Interest Distributions

1.	on the 121st Distribution Date and on each Distribution Date thereafter, the amount required to be deposited in the Final Maturity Reserve Fund;

2.
from the Interest Remittance Amount and any prepayments used to cover Deferred Interest for such period for the related mortgage loan group, to the holders of the Class 1A-1A, Class 1A-1B, Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates, as applicable, the related Monthly Interest Distributable Amount and the related Unpaid Interest Shortfall Amount, if any, to which each such class is entitled, provided that if the Interest Remittance Amount for the Group 1 Mortgage Loans is insufficient to pay the Class 1A-1A and Class 1A-1B Certificates the related Monthly Interest Distributable Amount, the Trustee will withdraw such insufficient amount from the Interest Remittance Amount for the Group 2 Mortgage Loans after distributions are made of the Monthly Interest Distributable Amount to the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates, and if the Interest Remittance Amount for the Group 2 Mortgage Loans is insufficient to pay the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates the related Monthly Interest Distributable Amount, the Trustee will withdraw such insufficient amount from the Interest Remittance Amount for the Group 1 Mortgage Loans after distributions are made of the Monthly Interest Distributable Amount to the Class 1A-1A and Class 1A-1B Certificates. In certain circumstances, interest funds will be distributed to the Senior Certificates from the unrelated mortgage loan group to the extent is was not received from the related mortgage loan group;

3.
from the Interest Remittance Amount and any prepayments used to cover Deferred Interest for such period for both mortgage loan groups, to the holders of the Class B-1 Certificates, the related Monthly Interest Distributable Amount;

4.
from the Interest Remittance Amount and any prepayments used to cover Deferred Interest for such period for both mortgage loan groups, to the holders of the Class B-2 Certificates, the related Monthly Interest Distributable Amount;

5.
from the Interest Remittance Amount and any prepayments used to cover Deferred Interest for such period for both mortgage loan groups, to the holders of the Class B-3 Certificates, the related Monthly Interest Distributable Amount;

6.
from the Interest Remittance Amount and any prepayments used to cover Deferred Interest for such period for both mortgage loan groups, to the holders of the Class B-4 Certificates, the related Monthly Interest Distributable Amount;

7.
from the Interest Remittance Amount and any prepayments used to cover Deferred Interest for such period for both mortgage loan groups, to the holders of the Class B-5 Certificates, the related Monthly Interest Distributable Amount;

8.
from the Interest Remittance Amount and any prepayments used to cover Deferred Interest for such period for both mortgage loan groups, to the holders of the Class B-6 Certificates, the related Monthly Interest Distributable Amount;

9.
from the Interest Remittance Amount and any prepayments used to cover Deferred Interest for such period for both mortgage loan groups, to the holders of the Class B-7 Certificates, the related Monthly Interest Distributable Amount;

10.
from the Interest Remittance Amount and any prepayments used to cover Deferred Interest for such period for both mortgage loan groups, to the holders of the Class B-8 Certificates, the related Monthly Interest Distributable Amount; and

11.	for application as part of Net Monthly Excess Cashflow for such Distribution Date.

Principal Distributions

(i)
On each Distribution Date (a) prior to the applicable Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be distributed in the following order of priority:

1.	first, from the related Principal Distribution Amount as follows:

a.
from the Principal Distribution Amount for group 1, on a pro-rata basis, to the Class 1A-1A and Class 1A-1B Certificates until their Class Principal Balance is reduced to zero with the exception that if a Sequential Trigger Event is in effect, principal distributions to the Class 1A-1A and Class 1A-1B Certificates will be allocated sequentially until their respective Class Principal Balances are reduced to zero; and

b.
from the Principal Distribution Amount for group 2, concurrently and on a pro-rata basis to the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates, based on their respective Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

2.	second, from the Principal Distribution Amount for both mortgage loan groups:

a.	first, to the holders of the Class B-1 Certificates, until the Class Principal Balance thereof has been reduced to zero;

b.	second, to the holders of the Class B-2 Certificates, until the Class Principal Balance thereof has been reduced to zero;

c.	third, to the holders of the Class B-3 Certificates, until the Class Principal Balance thereof has been reduced to zero;

d.	fourth, to the holders of the Class B-4 Certificates, until the Class Principal Balance thereof has been reduced to zero;

e.	fifth, to the holders of the Class B-5 Certificates, until the Class Principal Balance thereof has been reduced to zero;

f.	sixth, to the holders of the Class B-6 Certificates, until the Class Principal Balance thereof has been reduced to zero;

g.	seventh, to the holders of Class B-7 Certificates, until the Class Principal Balance thereof has been reduced to zero;

h.	eighth, to the holders of Class B-8 Certificates, until the Class Principal Balance thereof has been reduced to zero; and

i.	ninth, for application as part of Net Monthly Excess Cashflow for such Distribution Date.

(ii)
On each Distribution Date (a) on or after the applicable Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be distributed in the following amounts and order of priority:

1.	first, from the related Principal Distribution Amount as follows:

a.	from the Group 1 Senior Principal Distribution Amount, to the Class 1A-1A and Class 1A-1B Certificates, pro-rata, until their Class Principal Balance is reduced to zero; and

b.
from the Group 2 Senior Principal Distribution Amount, concurrently and on a pro-rata basis to the Class 2A-1A, Class 2A-1B and Class 2A-2C Certificates, based on their respective Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

2.	second, from the Principal Distribution Amount for both mortgage loan groups:

a.	first, to the holders of the Class B-1 Certificates, the Class B-1 Principal Distribution Amount;

b.	second, to the holders of the Class B-2 Certificates, the Class B-2 Principal Distribution Amount;

c.	third, to the holders of the Class B-3 Certificates, the Class B-3 Principal Distribution Amount;

d.	fourth, to the holders of the Class B-4 Certificates, the Class B-4 Principal Distribution Amount;

e.	fifth, to the holders of the Class B-5 Certificates, the Class B-5 Principal Distribution Amount;

f.	sixth, to the holders of the Class B-6 Certificates, the Class B-6 Principal Distribution Amount;

g.	seventh, to the holders of the Class B-7 Certificates, the Class B-7 Principal Distribution Amount;

h.	eighth, to the holders of the Class B-8 Certificates, the Class B-8 Principal Distribution Amount; and

i.	ninth, for application as part of Net Monthly Excess Cashflow for such Distribution Date.

Under certain limited circumstances such as when (i) the aggregate principal balance of any of the Senior Certificates related to each group have been reduced to zero or (ii) the aggregate principal balance of any of the Senior Certificates related to each group are undercollateralized, principal and/or interest from such related mortgage loan Group in case (i) or principal and interest from the other mortgage loan Group in the case (ii) will be used to make payments on the unrelated Senior Certificates.

Net Monthly Excess Cash
Flow Distributions:	On any Distribution Date, the Net Monthly Excess Cash Flow will be applied as set forth in the following order of priority:

1.
as part of the Principal Distribution Amount, to pay to the holders of the Senior and Subordinate Certificates in reduction of their certificate principal balances, the principal portion of realized losses previously allocated to reduce the certificate principal balance of any Senior and Subordinate Certificates and remaining unreimbursed, but only to the extent of subsequent recoveries;

2.
as part of the Principal Distribution Amount, to pay to the holders of the Senior and Subordinate Certificates in reduction of their certificate principal balances, the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;

3.	to pay the holders of the Senior and Subordinate Certificates as part of the Principal Distribution Amount, any overcollateralization increase amount;

4.
to pay the holders of Senior and Subordinate Certificates, the amount of any prepayment interest shortfalls allocated thereto for that Distribution Date, on a pro rata basis based on accrued certificate interest otherwise due thereon, to the extent not covered by the eligible servicing compensation on that Distribution Date;

5.
to pay to the holders of the Senior and Subordinate Certificates, any prepayment interest shortfalls remaining unpaid from prior Distribution Dates together with interest thereon, on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;

6.
to pay to the holders of the Senior Certificates, on a pro rata basis, based on the amount of Basis Risk Shortfalls previously allocated thereto that remain unreimbursed, and then the Subordinate Certificates, in the order of payment priority, the amount of any Basis Risk Shortfalls, remaining unpaid as of that Distribution Date;

7.
to pay to the holders of the Senior and Subordinate Certificates, the amount of any Relief Act Shortfalls allocated thereto, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that Distribution Date;

8.
to pay to the holders of the Senior Certificates, on a pro rata basis, based on the amount of realized losses previously allocated thereto that remain unreimbursed and then to the Subordinate Certificates, in the order of payment priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed; and

9.	to pay to the holders of the Class C Certificates and the Class R Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

Yield Maintenance
Agreement Account:	Funds deposited into Yield Maintenance Agreement Account on a Distribution Date will include the payments received from the Counterparty for such Distribution Date.

On each Distribution Date, following the distribution of Excess Cashflow, payments made pursuant to the Yield Maintenance Agreement shall be distributed from the Yield Maintenance Agreement Account as follows:

(i)
to the Senior Certificates and then to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts; an amount equal to any unpaid remaining Basis Risk Shortfalls with respect to the Senior and Subordinate Certificates to such Certificates first, pro rata, to the Senior Certificates based on the remaining Basis Risk Shortfalls and second, sequentially, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates.

(ii)	to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(iii)	to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;

(iv)
to the Senior Certificates and the Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Distribution” in an amount necessary to maintain the applicable Overcollateralization Target Amount.

Yield Maintenance Agreement Schedule

Distribution Date	Balance ($)	Strike (%)	Ceiling (%)	Distribution Date	Balance ($)	Strike (%)	Ceiling (%)
08/19/07	$0.00	0.00000	0.00000	08/19/11	$121,136,825.77	5.40351	8.89000
09/19/07	$0.00	0.00000	0.00000	09/19/11	$117,117,987.18	5.35560	8.89000
10/19/07	$0.00	0.00000	0.00000	10/19/11	$113,232,770.44	7.63299	8.89000
11/19/07	$0.00	0.00000	0.00000	11/19/11	$105,704,019.58	7.63731	8.89000
12/19/07	$0.00	0.00000	0.00000	12/19/11	$102,122,036.50	7.74023	8.89000
01/19/08	$0.00	0.00000	0.00000	01/19/12	$98,661,637.20	8.02698	8.89000
02/19/08	$0.00	0.00000	0.00000	02/19/12	$95,115,941.12	8.17412	8.89000
03/19/08	$0.00	0.00000	0.00000	03/19/12	$91,202,254.36	8.29144	8.89000
04/19/08	$0.00	0.00000	0.00000	04/19/12	$87,469,164.24	8.52420	8.89000
05/19/08	$0.00	0.00000	0.00000	05/19/12	$83,499,512.48	8.43423	8.89000
06/19/08	$0.00	0.00000	0.00000	06/19/12	$79,652,388.95	7.85034	8.89000
07/19/08	$0.00	0.00000	0.00000	07/19/12	$75,952,295.05	8.38906	8.89000
08/19/08	$0.00	0.00000	0.00000	08/19/12	$72,543,803.76	8.21710	8.89000
09/19/08	$0.00	0.00000	0.00000	09/19/12	$69,568,927.29	8.35491	8.89000
10/19/08	$0.00	0.00000	0.00000	10/19/12	$66,721,148.47	7.85783	8.89000
11/19/08	$0.00	0.00000	0.00000	11/19/12	$64,211,635.70	8.02988	8.89000
12/19/08	$0.00	0.00000	0.00000	12/19/12	$61,836,896.70	7.70514	8.89000
01/19/09	$0.00	0.00000	0.00000	01/19/13	$59,572,677.77	8.40181	8.89000
02/19/09	$0.00	0.00000	0.00000	02/19/13	$57,391,044.02	8.37221	8.89000
03/19/09	$0.00	0.00000	0.00000	03/19/13	$55,288,991.87	7.74456	8.89000
04/19/09	$0.00	0.00000	0.00000	04/19/13	$53,263,626.72	8.61438	8.89000
05/19/09	$0.00	0.00000	0.00000	05/19/13	$51,312,159.06	8.04718	8.89000
06/19/09	$0.00	0.00000	0.00000	06/19/13	$49,431,900.60	8.60572	8.89000
07/19/09	$0.00	0.00000	0.00000	07/19/13	$47,620,260.65	8.03610	8.89000
08/19/09	$0.00	0.00000	0.00000	08/19/13	$45,874,742.56	7.82075	8.89000
09/19/09	$0.00	0.00000	0.00000	09/19/13	$44,192,940.31	7.84678	8.89000
10/19/09	$0.00	0.00000	0.00000	10/19/13	$42,572,535.25	8.48649	8.89000
11/19/09	$0.00	0.00000	0.00000	11/19/13	$41,011,292.90	8.08635	8.89000
12/19/09	$0.00	0.00000	0.00000	12/19/13	$39,507,059.91	8.28820	8.89000
01/19/10	$230,100,887.51	7.25023	8.89000	01/19/14	$41,625,986.82	4.25000	8.89000
02/19/10	$222,454,003.26	7.14496	8.89000	02/19/14	$38,069,846.68	4.25000	8.89000
03/19/10	$215,061,999.54	7.03598	8.89000	03/19/14	$36,661,730.08	4.00000	8.89000
04/19/10	$207,916,347.00	6.92418	8.89000	04/19/14	$35,307,543.98	4.00000	8.89000
05/19/10	$201,008,802.98	6.80748	8.89000	05/19/14	$34,004,744.47	4.00000	8.89000
06/19/10	$194,331,401.90	6.73468	8.89000	06/19/14	$32,751,237.85	4.00000	8.89000
07/19/10	$187,876,445.85	6.67728	8.89000	07/19/14	$31,545,238.51	4.00000	8.89000
08/19/10	$181,636,495.58	6.15987	8.89000	08/19/14	$28,771,055.02	4.00000	8.89000
09/19/10	$175,604,361.73	6.13281	8.89000	09/19/14	$27,654,814.00	4.00000	8.89000
10/19/10	$169,773,096.45	6.09766	8.89000	10/19/14	$0.00	0.00000	0.00000
11/19/10	$164,135,985.21	6.05325	8.89000	11/19/14	$74,980,486.12	10.10660	8.89000
12/19/10	$158,686,538.92	5.99942	8.89000	12/19/14	$0.00	0.00000	0.00000
01/19/11	$153,418,486.36	5.93596	8.89000	01/19/15	$71,260,750.48	10.12690	8.89000
02/19/11	$148,325,766.81	5.86368	8.89000	02/19/15	$69,467,576.82	10.13740	8.89000
03/19/11	$143,402,522.94	5.78138	8.89000	03/19/15	$0.00	0.00000	0.00000
04/19/11	$138,643,093.98	5.68884	8.89000	04/19/15	$66,009,349.46	10.15940	8.89000
05/19/11	$134,042,009.06	5.58585	8.89000	05/19/15	$0.00	0.00000	0.00000
06/19/11	$129,593,980.84	5.50642	8.89000	06/19/15	$62,715,214.18	10.18260	8.89000
07/19/11	$125,293,899.30	5.45170	8.89000

Basis Risk Cap Agreement Schedule

Distribution Date	Balance ($)	Strike (%)	Distribution Date	Balance ($)	Strike (%)
08/19/07	$0.00	0.00000	08/19/11	$0.00	0.00000
09/19/07	$554,297,446.90	7.20200	09/19/11	$0.00	0.00000
10/19/07	$542,918,219.47	8.63600	10/19/11	$188,668,054.17	8.89100
11/19/07	$532,298,503.65	8.35100	11/19/11	$184,195,097.97	8.89100
12/19/07	$521,890,391.43	8.64200	12/19/11	$179,794,263.59	8.89100
01/19/08	$511,663,393.42	8.35700	01/19/12	$175,488,165.04	8.89100
02/19/08	$501,609,920.26	8.35900	02/19/12	$171,264,995.29	8.89100
03/19/08	$491,756,552.46	8.96000	03/19/12	$167,112,827.56	8.89100
04/19/08	$482,101,488.81	8.36500	04/19/12	$163,048,017.58	8.89100
05/19/08	$472,640,205.33	8.65700	05/19/12	$159,062,916.68	8.89100
06/19/08	$463,370,474.53	8.37100	06/19/12	$0.00	0.00000
07/19/08	$454,287,689.28	8.66300	07/19/12	$0.00	0.00000
08/19/08	$445,388,684.73	8.37700	08/19/12	$0.00	0.00000
09/19/08	$436,669,812.76	8.37900	09/19/12	$0.00	0.00000
10/19/08	$428,127,304.35	8.67200	10/19/12	$0.00	0.00000
11/19/08	$419,756,193.39	8.38600	11/19/12	$0.00	0.00000
12/19/08	$411,551,476.29	8.67800	12/19/12	$0.00	0.00000
01/19/09	$403,487,263.69	8.39200	01/19/13	$0.00	0.00000
02/19/09	$395,469,882.45	8.39400	02/19/13	$0.00	0.00000
03/19/09	$386,829,736.17	9.32600	03/19/13	$0.00	0.00000
04/19/09	$378,338,662.66	8.39500	04/19/13	$120,977,950.06	8.89100
05/19/09	$370,019,860.60	8.68600	05/19/13	$0.00	0.00000
06/19/09	$361,864,464.35	8.39600	06/19/13	$115,079,108.44	8.89100
07/19/09	$353,887,599.57	8.68700
08/19/09	$346,088,204.60	8.39700
09/19/09	$338,460,219.41	8.39800
10/19/09	$330,958,796.25	8.68800
11/19/09	$323,527,788.82	8.39900
12/19/09	$316,236,258.47	8.68900
01/19/10	$309,066,946.48	8.89100
02/19/10	$302,045,085.94	8.89100
03/19/10	$0.00	0.00000
04/19/10	$288,215,859.55	8.89100
05/19/10	$0.00	0.00000
06/19/10	$275,000,558.18	8.89100
07/19/10	$0.00	0.00000
08/19/10	$0.00	0.00000
09/19/10	$0.00	0.00000
10/19/10	$0.00	0.00000
11/19/10	$0.00	0.00000
12/19/10	$0.00	0.00000
01/19/11	$0.00	0.00000
02/19/11	$0.00	0.00000
03/19/11	$0.00	0.00000
04/19/11	$0.00	0.00000
05/19/11	$0.00	0.00000
06/19/11	$0.00	0.00000
07/19/11	$0.00	0.00000

Final Maturity Reserve Fund Schedule

Period	Aggregate Principal Balance ($)	Period	Aggregate Principal Balance ($)	Period	Aggregate Principal Balance ($)	Period	Aggregate Principal Balance ($)
121	$25,040,953.88	181	$9,971,357.03	241	$3,851,683.09	301	$1,408,401.39
122	$24,663,848.22	182	$9,817,418.29	242	$3,789,700.44	302	$1,384,002.34
123	$24,292,301.81	183	$9,665,776.09	243	$3,728,660.19	303	$1,359,985.96
124	$23,926,233.56	184	$9,516,396.75	244	$3,668,548.39	304	$1,336,346.48
125	$23,565,563.55	185	$9,369,247.04	245	$3,609,351.26	305	$1,313,078.25
126	$23,210,213.03	186	$9,224,294.24	246	$3,551,055.29	306	$1,290,175.68
127	$22,860,104.38	187	$9,081,506.11	247	$3,493,647.09	307	$1,267,633.27
128	$22,515,161.14	188	$8,940,850.85	248	$3,437,113.53	308	$1,245,445.60
129	$22,175,307.90	189	$8,802,297.17	249	$3,381,441.61	309	$1,223,607.33
130	$21,840,470.39	190	$8,665,814.18	250	$3,326,618.58	310	$1,202,113.21
131	$21,510,575.42	191	$8,531,371.49	251	$3,272,631.84	311	$1,180,958.03
132	$21,185,550.83	192	$8,398,939.12	252	$3,219,468.99	312	$1,160,136.72
133	$20,865,325.54	193	$8,268,487.54	253	$3,167,117.80	313	$1,139,644.21
134	$20,549,829.48	194	$8,139,987.65	254	$3,115,566.23	314	$1,119,475.58
135	$20,238,993.60	195	$8,013,410.77	255	$3,064,802.41	315	$1,099,625.92
136	$19,932,749.86	196	$7,888,728.64	256	$3,014,814.64	316	$1,080,090.42
137	$19,631,031.22	197	$7,765,913.40	257	$2,965,591.40	317	$1,060,864.35
138	$19,333,771.56	198	$7,644,937.62	258	$2,917,121.33	318	$1,041,943.04
139	$19,040,905.78	199	$7,525,774.25	259	$2,869,393.26	319	$1,023,321.87
140	$18,752,369.70	200	$7,408,396.63	260	$2,822,396.13	320	$1,004,996.32
141	$18,468,100.08	201	$7,292,778.51	261	$2,776,119.12	321	$986,961.92
142	$18,188,034.59	202	$7,178,894.01	262	$2,730,551.49	322	$969,214.26
143	$17,912,111.80	203	$7,066,717.62	263	$2,685,682.69	323	$951,749.01
144	$17,640,271.17	204	$6,956,224.22	264	$2,641,502.36	324	$934,561.91
145	$17,372,453.07	205	$6,847,389.04	265	$2,598,000.23	325	$917,648.73
146	$17,108,598.71	206	$6,740,187.67	266	$2,555,166.23	326	$901,005.34
147	$16,848,650.14	207	$6,634,596.07	267	$2,512,990.40	327	$884,627.64
148	$16,592,550.28	208	$6,530,590.53	268	$2,471,462.95	328	$868,511.62
149	$16,340,242.87	209	$6,428,147.72	269	$2,430,574.22	329	$852,653.29
150	$16,091,672.47	210	$6,327,244.61	270	$2,390,314.71	330	$837,048.76
151	$15,846,784.43	211	$6,227,858.52	271	$2,350,675.03	331	$821,694.19
152	$15,605,524.91	212	$6,129,967.13	272	$2,311,645.97	332	$806,585.77
153	$15,367,840.85	213	$6,033,548.39	273	$2,273,218.41	333	$791,719.77
154	$15,133,679.95	214	$5,938,580.62	274	$2,235,383.38	334	$777,092.52
155	$14,902,990.68	215	$5,845,042.44	275	$2,198,132.06	335	$762,700.36
156	$14,675,722.25	216	$5,752,912.76	276	$2,161,455.74	336	$748,539.76
157	$14,451,824.64	217	$5,662,170.82	277	$2,125,345.84	337	$734,607.17
158	$14,231,248.50	218	$5,572,796.18	278	$2,089,793.91	338	$720,899.13
159	$14,013,945.24	219	$5,484,768.67	279	$2,054,791.62	339	$707,412.23
160	$13,799,866.97	220	$5,398,068.42	280	$2,020,330.77	340	$694,143.10
161	$13,588,966.47	221	$5,312,675.83	281	$1,986,403.26	341	$681,088.42
162	$13,381,197.25	222	$5,228,571.64	282	$1,953,001.15	342	$668,244.93
163	$13,176,513.45	223	$5,145,736.83	283	$1,920,116.56	343	$655,609.39
164	$12,974,869.92	224	$5,064,152.67	284	$1,887,741.78	344	$643,178.67
165	$12,776,222.13	225	$4,983,800.68	285	$1,855,869.18	345	$630,949.62
166	$12,580,526.22	226	$4,904,662.70	286	$1,824,491.25	346	$618,919.16
167	$12,387,738.95	227	$4,826,720.78	287	$1,793,600.60	347	$607,084.26
168	$12,197,817.74	228	$4,749,957.26	288	$1,763,189.92	348	$595,441.95
169	$12,010,720.57	229	$4,674,354.74	289	$1,733,252.06	349	$583,989.26
170	$11,826,406.09	230	$4,599,896.07	290	$1,703,779.92	350	$572,723.32
171	$11,644,833.54	231	$4,526,564.35	291	$1,674,766.53	351	$561,641.26
172	$11,465,962.73	232	$4,454,342.94	292	$1,646,205.02	352	$550,740.26
173	$11,289,754.06	233	$4,383,215.39	293	$1,618,088.63	353	$540,017.56
174	$11,116,168.52	234	$4,313,165.57	294	$1,590,410.68	354	$529,470.43
175	$10,945,167.66	235	$4,244,177.51	295	$1,563,164.60	355	$519,096.17
176	$10,776,713.59	236	$4,176,235.54	296	$1,536,343.92	356	$508,892.14
177	$10,610,768.98	237	$4,109,324.16	297	$1,509,942.25	357	$498,855.73
178	$10,447,297.01	238	$4,043,428.15	298	$1,483,953.31	358	$488,984.36
179	$10,286,261.43	239	$3,978,532.47	299	$1,458,370.90	359	$479,275.51
180	$10,127,626.51	240	$3,914,622.30	300	$1,433,188.94	360	$469,726.67

Total Collateral - All Mortgage Loans
As of the related Cut-Off Date

		Minimum	Maximum
Scheduled Principal Balance	$673,747,348	$84,118	$4,500,000
Average Scheduled Principal Balance	$400,087
Number of Mortgage Loans	1,684

Weighted Average Gross Coupon	7.998%	5.750%	10.372%
Weighted Average FICO Score	712	515	820
Weighted Average Original LTV	74.94%	14.81%	95.04%
Weighted Average Total LTV (Including Silent 2nd)	77.47%	14.81%	100.00%

Weighted Average Original Term	383 months	360 months	480 months
Weighted Average Stated Remaining Term	377 months	305 months	479 months
Weighted Average Seasoning	7 months	1 month	55 months

Weighted Average Gross Margin	3.084%	1.750%	5.350%
Weighted Average Minimum Interest Rate	3.136%	1.750%	5.350%
Weighted Average Maximum Interest Rate	10.874%	8.950%	15.125%
Weighted Average First Rate Cap	5.014%	1.000%	6.000%
Weighted Average Periodic Rate Cap	1.023%	1.000%	2.000%
Weighted Average Periodic Pymt Cap	7.500%	7.500%	7.500%
Weighted Average Negative Amortization Limit	114	110	120
Weighted Average Months to Roll	27 months	1 month	119 months

Maturity Date		Dec 1 2032	Jul 1 2047
Maximum Zip Code Concentration	0.67%	94010

ARM	99.74%	Prepay Penalty: N/A	19.87%
Fixed Rate	0.26%	Prepay Penalty: 6 months	0.22%
		Prepay Penalty: 12 months	20.11%
1 MO COFI IO	0.49%	Prepay Penalty: 24 months	7.15%
3/27 6 MO LIBOR 40/30 Balloon	0.02%	Prepay Penalty: 36 months	51.31%
6 MO COFI	0.73%	Prepay Penalty: 48 months	0.75%
6 MO COFI IO	0.67%	Prepay Penalty: 60 months	0.60%
6 MO LIBOR IO	0.08%
NEGAM 5/1 MO MTA 10 Yr NEGAM	19.33%	First Lien	100.00%
NEGAM 5/1 MO MTA 40/30 Balloon	0.40%
Negam 10/6 MO LIBOR	0.60%	Cash Out Refinance	53.22%
Negam 5/1 MO MTA	9.73%	Purchase	21.80%
Negam 5/1 MO MTA IO Yr 5-10	3.56%	Rate/Term Refinance	24.98%
Negam 5/6 MO LIBOR IO Yr 5-10	11.59%
Negam 7/6 MO LIBOR IO Yr 8-10	0.04%	Condominium	9.41%
Negam Fixed IO Yrs 5-10	0.26%	Planned Unit Development	14.19%
Negam LIBOR	0.13%	Single Family	68.81%
Negam MTA	52.37%	Two-to-Four Family	7.59%

Interest Only	99.25%	Investor	11.16%
Not Interest Only	0.75%	Primary	86.20%
		Second Home	2.64%
Hybrid	45.27%
Not a Hybrid	54.73%	Top 5 States:
		California	74.05%
Negative Amortization	98.01%	Florida	10.91%
No Negative Amortization	1.99%	Arizona	2.62%
		Washington	1.82%
No Silent Seconds	79.55%	Nevada	1.26%
Silent Second	20.45%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
50,000.01 - 100,000.00	4	367,536.39	0.05%	8.444	351	66.82	690
100,000.01 - 150,000.00	70	8,862,078.26	1.32%	8.610	354	74.40	705
150,000.01 - 200,000.00	151	26,335,902.11	3.91%	8.454	365	70.89	709
200,000.01 - 250,000.00	169	38,431,943.68	5.70%	8.375	370	74.61	707
250,000.01 - 300,000.00	187	51,304,772.69	7.61%	8.250	371	75.59	710
300,000.01 - 350,000.00	234	75,882,238.06	11.26%	8.126	381	76.94	705
350,000.01 - 400,000.00	180	67,173,433.00	9.97%	8.134	386	76.24	715
400,000.01 - 450,000.00	163	68,952,504.85	10.23%	8.022	373	75.62	709
450,000.01 - 500,000.00	147	69,842,260.94	10.37%	8.017	381	76.51	711
500,000.01 - 550,000.00	110	57,292,977.17	8.50%	7.968	371	75.60	703
550,000.01 - 600,000.00	62	35,527,565.71	5.27%	7.905	389	75.37	712
600,000.01 - 650,000.00	51	31,975,372.08	4.75%	7.744	371	76.90	709
650,000.01 - 700,000.00	44	29,743,729.62	4.41%	7.760	382	75.94	721
700,000.01 - 750,000.00	17	12,344,564.66	1.83%	7.826	385	71.68	725
750,000.01 - 800,000.00	21	16,239,006.96	2.41%	7.850	389	73.27	722
800,000.01 - 850,000.00	11	8,953,104.45	1.33%	7.725	366	72.65	713
850,000.01 - 900,000.00	8	7,013,471.41	1.04%	7.825	400	68.89	728
900,000.01 - 950,000.00	6	5,633,009.46	0.84%	7.863	374	72.54	686
950,000.01 - 1,000,000.00	15	14,771,870.85	2.19%	7.525	380	74.94	707
1,000,000.01 - 1,050,000.00	11	11,186,104.51	1.66%	7.789	407	71.55	721
1,050,000.01 - 1,100,000.00	2	2,152,565.34	0.32%	8.133	416	71.74	760
1,100,000.01 - 1,150,000.00	3	3,401,127.61	0.50%	7.032	352	72.14	743
1,150,000.01 - 1,200,000.00	4	4,775,754.43	0.71%	7.219	357	70.28	731
1,200,000.01 - 1,250,000.00	2	2,432,079.98	0.36%	7.934	411	68.88	757
1,250,000.01 - 1,300,000.00	1	1,275,000.00	0.19%	7.990	358	75.00	736
1,300,000.01 - 1,350,000.00	2	2,625,937.23	0.39%	7.853	414	64.47	683
1,450,000.01 - 1,500,000.00	3	4,453,786.00	0.66%	7.314	355	65.29	763
1,500,000.01 - 1,550,000.00	1	1,518,559.31	0.23%	6.880	354	68.18	688
1,650,000.01 - 1,700,000.00	1	1,677,797.20	0.25%	6.875	355	69.42	714
1,800,000.01 - 1,850,000.00	1	1,838,417.50	0.27%	7.500	353	62.76	709
1,900,000.01 - 1,950,000.00	1	1,947,876.42	0.29%	7.500	357	79.06	809
3,000,000.01+	2	7,815,000.00	1.16%	6.375	309	61.28	720
Total	1,684	673,747,347.88	100.00%	7.998	377	74.94	712

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
5.500 - 5.999	4	1,654,000.00	0.25%	5.777	358	74.44	672
6.000 - 6.499	23	19,165,516.76	2.84%	6.302	331	64.43	732
6.500 - 6.999	120	62,098,062.05	9.22%	6.762	362	69.58	734
7.000 - 7.499	183	81,417,867.71	12.08%	7.232	361	72.13	724
7.500 - 7.999	367	159,577,288.14	23.69%	7.742	385	73.74	717
8.000 - 8.499	465	178,254,219.36	26.46%	8.259	382	74.69	709
8.500 - 8.999	316	109,593,553.73	16.27%	8.716	395	77.27	697
9.000 - 9.499	111	33,533,761.50	4.98%	9.181	367	83.41	686
9.500 - 9.999	80	23,818,025.82	3.54%	9.709	351	90.97	692
10.000 -10.499	15	4,635,052.81	0.69%	10.195	350	91.62	650
Total	1,684	673,747,347.88	100.00%	7.998	377	74.94	712

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
500-524	1	159,671.61	0.02%	9.622	352	95.00	515
550-574	2	535,755.04	0.08%	8.660	350	58.14	555
575-599	2	788,284.27	0.12%	9.637	352	88.35	581
600-624	16	6,057,917.08	0.90%	8.486	385	75.16	619
625-649	105	39,189,160.85	5.82%	8.495	372	77.16	640
650-674	276	100,804,805.74	14.96%	8.288	371	76.46	664
675-699	369	142,860,195.75	21.20%	8.130	377	76.32	687
700-724	313	132,292,240.01	19.64%	7.879	375	75.40	711
725-749	248	105,768,225.56	15.70%	7.836	372	74.65	737
750-774	186	78,588,901.70	11.66%	7.753	385	72.56	762
775-799	124	50,268,851.90	7.46%	7.775	390	72.50	785
800+	42	16,433,338.37	2.44%	7.428	382	65.00	807
Total	1,684	673,747,347.88	100.00%	7.998	377	74.94	712

Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	71	21,017,330.76	3.12%	7.687	389	38.08	739
50.00- 54.99	38	13,184,207.70	1.96%	7.511	369	52.67	738
55.00- 59.99	53	22,716,443.20	3.37%	7.427	377	57.43	712
60.00- 64.99	93	37,536,663.28	5.57%	7.597	373	62.43	710
65.00- 69.99	144	66,982,816.75	9.94%	7.649	379	67.76	716
70.00- 74.99	177	76,508,792.35	11.36%	7.812	374	72.19	710
75.00- 79.99	285	131,255,011.79	19.48%	7.886	385	76.92	713
80.00	541	216,989,299.94	32.21%	8.010	382	80.00	713
80.01- 84.99	32	11,077,323.87	1.64%	8.935	352	83.29	703
85.00- 89.99	96	28,574,258.45	4.24%	8.826	352	85.65	696
90.00- 94.99	63	20,613,975.88	3.06%	9.110	353	90.69	691
95.00- 99.99	91	27,291,223.91	4.05%	9.221	353	95.00	689
Total	1,684	673,747,347.88	100.00%	7.998	377	74.94	712

LTV Over 80	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
LTV <= 80	1,402	586,190,565.77	87.00%	7.844	380	72.77	714
LTV > 80 MGIC	219	66,240,996.87	9.83%	9.185	351	89.35	692
LTV > 80 No MI	44	14,616,936.26	2.17%	8.898	351	89.52	692
LTV > 80 PMI	1	144,000.00	0.02%	8.562	357	89.16	739
LTV > 80 PMI-LPMI	1	122,261.81	0.02%	9.130	347	95.00	687
LTV > 80 Radian	2	638,428.65	0.09%	8.472	350	90.00	694
LTV > 80 Triad Guaranty	14	5,295,213.52	0.79%	7.612	369	90.25	714
LTV > 80 United Guaranty	1	498,945.00	0.07%	8.125	358	89.90	678
Total	1,684	673,747,347.88	100.00%	7.998	377	74.94	712

Total LTV (including silent 2nd)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	70	20,573,330.76	3.05%	7.705	389	38.22	738
50.00- 54.99	38	13,184,207.70	1.96%	7.511	369	52.67	738
55.00- 59.99	52	22,489,542.86	3.34%	7.413	377	57.41	712
60.00- 64.99	89	35,305,023.51	5.24%	7.557	370	62.42	711
65.00- 69.99	134	61,105,129.56	9.07%	7.643	379	67.47	718
70.00- 74.99	154	64,375,105.12	9.55%	7.846	374	72.02	707
75.00- 79.99	234	106,260,288.53	15.77%	7.938	385	76.54	712
80.00	349	135,147,399.98	20.06%	8.060	377	79.73	711
80.01- 84.99	43	17,901,498.23	2.66%	8.401	365	80.51	714
85.00- 89.99	171	65,154,378.28	9.67%	8.298	380	81.31	709
90.00- 94.99	197	78,048,180.45	11.58%	8.238	380	81.72	706
95.00- 99.99	122	40,479,850.28	6.01%	8.680	357	89.77	697
100.00	31	13,723,412.62	2.04%	7.817	356	80.00	724
Total	1,684	673,747,347.88	100.00%	7.998	377	74.94	712

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
No Silent Seconds	1,381	535,995,727.98	79.55%	8.038	374	74.30	710
Silent Second	303	137,751,619.90	20.45%	7.843	387	77.44	716
Total	1,684	673,747,347.88	100.00%	7.998	377	74.94	712

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
360	1,380	541,891,731.48	80.43%	7.941	353	75.36	710
480	304	131,855,616.40	19.57%	8.231	475	73.24	718
Total	1,684	673,747,347.88	100.00%	7.998	377	74.94	712

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1 MO COFI IO	1	3,315,000.00	0.49%	6.375	315	65.64	748
3/27 6 MO LIBOR 40/30 Balloon	1	122,261.81	0.02%	9.130	347	95.00	687
6 MO COFI	8	4,923,428.36	0.73%	6.406	314	64.77	735
6 MO COFI IO	1	4,500,000.00	0.67%	6.375	305	58.06	700
6 MO LIBOR IO	2	550,440.35	0.08%	8.276	336	79.95	749
NEGAM 5/1 MO MTA 10 Yr NEGAM	290	130,268,264.24	19.33%	7.278	355	71.81	712
NEGAM 5/1 MO MTA 40/30 Balloon	7	2,708,500.00	0.40%	7.434	358	61.84	755
Negam 10/6 MO LIBOR	8	4,032,700.00	0.60%	6.861	359	69.02	737
Negam 5/1 MO MTA	147	65,558,403.45	9.73%	7.965	455	70.63	724
Negam 5/1 MO MTA IO Yr 5-10	44	23,953,378.68	3.56%	7.397	367	73.00	736
Negam 5/6 MO LIBOR IO Yr 5-10	175	78,059,530.85	11.59%	7.332	369	75.02	732
Negam 7/6 MO LIBOR IO Yr 8-10	1	300,000.00	0.04%	6.500	358	66.67	697
Negam Fixed IO Yrs 5-10	5	1,736,003.87	0.26%	7.045	357	68.42	758
Negam LIBOR	1	888,675.53	0.13%	7.921	477	80.00	655
Negam MTA	993	352,830,760.74	52.37%	8.539	375	77.64	701
Total	1,684	673,747,347.88	100.00%	7.998	377	74.94	712

Index	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1 MO LIBOR	1	888,675.53	0.13%	7.921	477	80.00	655
6 MO LIBOR	187	83,064,933.01	12.33%	7.315	368	74.76	732
COFI	10	12,738,428.36	1.89%	6.387	311	62.63	726
Fixed Rate	5	1,736,003.87	0.26%	7.045	357	68.42	758
MTA	1,481	575,319,307.11	85.39%	8.135	379	75.25	708
Total	1,684	673,747,347.88	100.00%	7.998	377	74.94	712

Prepayment Penalty Original Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Prepay Penalty: N/A	341	133,897,978.48	19.87%	7.992	359	76.25	709
Prepay Penalty: 6 months	1	1,472,000.00	0.22%	8.205	355	74.91	763
Prepay Penalty: 12 months	292	135,474,104.45	20.11%	7.561	378	73.39	719
Prepay Penalty: 24 months	132	48,151,986.32	7.15%	8.361	369	78.63	699
Prepay Penalty: 36 months	914	345,698,939.31	51.31%	8.162	386	74.90	711
Prepay Penalty: 48 months	2	5,034,578.07	0.75%	6.362	306	58.62	704
Prepay Penalty: 60 months	2	4,017,761.25	0.60%	6.375	315	63.70	746
Total	1,684	673,747,347.88	100.00%	7.998	377	74.94	712

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Full Documentation	281	98,407,959.24	14.61%	8.230	355	79.82	702
NINA	88	34,782,730.81	5.16%	8.327	416	70.01	714
NIVA *	214	90,542,744.07	13.44%	7.496	378	74.89	726
No Documentation	37	9,651,512.82	1.43%	8.492	353	64.21	728
Reduced Documentation	38	17,091,577.29	2.54%	8.396	369	77.54	706
SISA	99	37,661,698.93	5.59%	7.713	391	71.46	710
SIVA	927	385,609,124.72	57.23%	8.024	378	74.65	710
Total	1,684	673,747,347.88	100.00%	7.998	377	74.94	712
* NIVA Includes the "No Ratio" Documentation Type
Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Cash Out Refinance	959	358,565,911.54	53.22%	8.021	382	71.60	708
Purchase	350	146,850,468.36	21.80%	8.188	366	81.36	715
Rate/Term Refinance	375	168,330,967.98	24.98%	7.782	375	76.47	716
Total	1,684	673,747,347.88	100.00%	7.998	377	74.94	712

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Condominium	205	63,419,511.23	9.41%	8.265	376	78.64	716
Planned Unit Development	244	95,610,788.65	14.19%	8.103	369	76.80	708
Single Family	1,122	463,588,615.61	68.81%	7.959	380	74.37	711
Two-to-Four Family	113	51,128,432.39	7.59%	7.819	366	72.08	717
Total	1,684	673,747,347.88	100.00%	7.998	377	74.94	712

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Investor	211	75,195,905.19	11.16%	7.752	370	70.25	728
Primary	1,431	580,747,620.14	86.20%	8.031	378	75.53	709
Second Home	42	17,803,822.55	2.64%	7.954	369	75.64	720
Total	1,684	673,747,347.88	100.00%	7.998	377	74.94	712

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Alabama	1	334,025.24	0.05%	8.522	354	85.00	682
Arizona	55	17,658,972.71	2.62%	8.281	366	76.02	698
Arkansas	3	900,787.78	0.13%	8.788	353	81.32	652
California	1,102	498,880,992.99	74.05%	7.774	384	72.96	716
Colorado	12	3,059,590.06	0.45%	8.594	365	75.30	709
Connecticut	7	2,282,405.28	0.34%	8.892	353	81.61	704
Delaware	1	242,336.12	0.04%	8.522	357	76.58	690
District of Columbia	1	277,577.78	0.04%	8.172	351	70.89	739
Florida	260	73,517,138.80	10.91%	8.869	351	82.56	695
Georgia	4	1,100,981.04	0.16%	8.552	352	83.13	692
Hawaii	15	5,352,243.92	0.79%	7.778	362	70.50	725
Idaho	6	1,540,452.74	0.23%	8.370	355	68.45	706
Illinois	3	856,432.64	0.13%	8.221	352	66.77	687
Indiana	4	588,822.02	0.09%	9.122	351	93.49	719
Maryland	22	8,204,200.89	1.22%	8.401	351	77.83	688
Massachusetts	7	1,704,033.47	0.25%	8.757	352	78.17	711
Michigan	7	1,028,650.83	0.15%	8.862	351	86.10	697
Minnesota	5	1,756,809.59	0.26%	8.616	349	82.61	680
Missouri	3	417,998.62	0.06%	8.299	355	73.98	693
Nevada	25	8,478,161.70	1.26%	8.403	362	80.84	715
New Jersey	14	4,858,856.04	0.72%	8.819	351	82.94	676
New Mexico	2	1,135,917.81	0.17%	7.806	346	80.07	696
New York	17	6,735,730.53	1.00%	8.482	351	82.34	705
North Carolina	9	2,927,082.03	0.43%	8.572	351	82.00	683
Ohio	5	1,590,377.13	0.24%	8.842	351	87.69	724
Oregon	6	1,561,076.11	0.23%	8.157	353	74.93	690
Pennsylvania	11	2,603,237.46	0.39%	8.838	367	88.82	711
Rhode Island	2	419,828.24	0.06%	8.973	350	82.57	685
South Carolina	10	2,621,634.02	0.39%	8.368	351	82.25	687
Tennessee	1	157,107.58	0.02%	9.572	351	85.00	779
Texas	4	1,024,582.35	0.15%	9.233	353	85.58	707
Utah	7	2,110,099.69	0.31%	8.597	352	79.72	739
Virginia	8	3,766,201.91	0.56%	9.084	373	79.94	661
Washington	41	12,231,932.70	1.82%	8.420	376	80.46	716
West Virginia	1	128,982.63	0.02%	9.572	356	95.00	638
Wisconsin	3	1,692,087.43	0.25%	8.315	347	73.91	712
Total	1,684	673,747,347.88	100.00%	7.998	377	74.94	712

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.500 - 1.999	1	534,578.07	0.08%	6.250	315	63.33	733
2.000 - 2.499	389	180,085,171.01	26.80%	7.293	352	72.29	715
2.500 - 2.999	242	104,290,501.25	15.52%	7.451	371	73.23	728
3.000 - 3.499	546	224,157,044.61	33.36%	8.094	399	73.45	715
3.500 - 3.999	296	101,183,558.71	15.06%	8.734	389	77.56	696
4.000 - 4.499	110	33,376,153.92	4.97%	9.184	367	83.41	685
4.500 - 4.999	80	23,749,283.63	3.53%	9.707	351	91.08	692
5.000 - 5.499	15	4,635,052.81	0.69%	10.195	350	91.62	650
Total	1,679	672,011,344.01	100.00%	8.000	377	74.96	711

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.500 - 1.999	1	534,578.07	0.08%	6.250	315	63.33	733
2.000 - 2.499	389	180,085,171.01	26.80%	7.293	352	72.29	715
2.500 - 2.999	242	104,290,501.25	15.52%	7.451	371	73.23	728
3.000 - 3.499	546	224,157,044.61	33.36%	8.094	399	73.45	715
3.500 - 3.999	296	101,183,558.71	15.06%	8.734	389	77.56	696
4.000 - 4.499	110	33,376,153.92	4.97%	9.184	367	83.41	685
4.500 - 4.999	80	23,749,283.63	3.53%	9.707	351	91.08	692
5.000 - 5.499	15	4,635,052.81	0.69%	10.195	350	91.62	650
Total	1,679	672,011,344.01	100.00%	8.000	377	74.96	711

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
8.500 - 8.999	36	19,332,662.52	2.88%	8.227	397	77.18	728
9.500 - 9.999	719	313,780,252.13	46.69%	7.833	377	72.68	709
10.500 -10.999	301	91,804,648.03	13.66%	8.360	351	74.85	697
11.000 -11.499	202	64,262,854.18	9.56%	8.826	352	85.77	703
11.500 -11.999	88	34,331,880.96	5.11%	7.834	364	80.06	717
12.000 -12.499	72	31,753,606.19	4.73%	7.669	369	77.16	720
12.500 -12.999	174	81,635,520.83	12.15%	7.612	405	71.99	726
13.000 -13.499	67	27,628,959.98	4.11%	8.211	421	74.57	728
13.500 -13.999	19	7,358,697.38	1.10%	8.526	455	73.94	715
15.000 -15.499	1	122,261.81	0.02%	9.130	347	95.00	687
Total	1,679	672,011,344.01	100.00%	8.000	377	74.96	711

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	1,512	597,045,929.78	88.84%	8.089	378	75.00	709
1.000	1	191,004.00	0.03%	9.500	340	80.00	681
5.000	162	72,979,398.42	10.86%	7.288	370	74.56	734
6.000	4	1,795,011.81	0.27%	7.130	355	75.91	712
Total	1,679	672,011,344.01	100.00%	8.000	377	74.96	711

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	1,508	595,595,063.36	88.63%	8.091	378	74.99	709
1.000	167	74,621,268.84	11.10%	7.296	369	74.68	734
2.000	4	1,795,011.81	0.27%	7.130	355	75.91	712
Total	1,679	672,011,344.01	100.00%	8.000	377	74.96	711

Periodic Pymt Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	192	98,780,718.72	14.66%	7.129	363	71.58	737
7.500	1,492	574,966,629.16	85.34%	8.147	379	75.52	707
Total	1,684	673,747,347.88	100.00%	7.998	377	74.94	712

Negative Amortization Limit	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Neg Amort Limit: 110	744	256,482,202.62	38.07%	8.531	362	78.55	702
Neg Amort Limit: 115	792	341,902,201.05	50.75%	7.670	378	73.59	715
Neg Amort Limit: 120	135	61,951,813.69	9.20%	7.926	446	69.94	727
Not Applicable - Non Negam	13	13,411,130.52	1.99%	6.489	312	63.63	727
Total	1,684	673,747,347.88	100.00%	7.998	377	74.94	712

Negative Amortization	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Negative Amortization	1,671	660,336,217.36	98.01%	8.028	378	75.17	711
No Negative Amortization	13	13,411,130.52	1.99%	6.489	312	63.63	727
Total	1,684	673,747,347.88	100.00%	7.998	377	74.94	712

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
08/01/07	997	358,079,503.54	53.28%	8.502	374	77.40	702
09/01/07	2	1,602,000.00	0.24%	8.237	355	75.32	753
10/01/07	3	1,640,437.76	0.24%	6.419	315	71.37	733
11/01/07	2	826,927.33	0.12%	7.193	322	76.15	721
12/01/07	2	4,859,436.35	0.72%	6.467	307	59.68	706
06/01/09	1	122,261.81	0.02%	9.130	347	95.00	687
10/01/11	6	1,621,654.15	0.24%	7.946	390	77.93	706
11/01/11	8	2,828,627.12	0.42%	7.371	352	78.90	740
12/01/11	60	25,278,380.96	3.76%	7.318	353	68.33	704
01/01/12	73	34,440,479.28	5.12%	7.257	357	74.16	721
02/01/12	46	19,902,067.89	2.96%	7.294	363	73.21	711
03/01/12	87	38,922,763.04	5.79%	7.511	376	74.17	722
04/01/12	84	39,664,090.12	5.90%	7.745	414	75.27	733
05/01/12	75	34,501,509.54	5.13%	7.916	433	69.86	714
06/01/12	133	59,829,055.12	8.90%	7.415	370	70.43	717
07/01/12	91	43,559,450.00	6.48%	7.110	376	72.85	743
06/01/14	1	300,000.00	0.04%	6.500	358	66.67	697
07/01/17	8	4,032,700.00	0.60%	6.861	359	69.02	737
Total	1,679	672,011,344.01	100.00%	8.000	377	74.96	711

Next Payment Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
08/01/07	31	16,469,832.54	2.44%	8.294	344	79.48	689
09/01/07	29	11,331,184.92	1.68%	8.298	343	76.35	693
10/01/07	140	44,714,215.02	6.64%	8.752	368	79.47	698
11/01/07	187	67,267,251.37	9.98%	8.486	382	76.46	702
12/01/07	153	52,848,931.36	7.84%	8.481	370	77.34	703
01/01/08	128	51,261,001.50	7.61%	8.305	372	74.03	708
02/01/08	109	36,924,087.33	5.48%	8.430	381	75.63	705
03/01/08	80	25,444,690.71	3.78%	8.490	373	77.45	700
04/01/08	54	23,669,201.31	3.51%	8.316	380	76.51	718
05/01/08	44	16,302,174.59	2.42%	8.170	406	77.93	697
06/01/08	16	6,424,589.64	0.95%	8.177	382	75.04	711
07/01/08	39	16,245,476.21	2.41%	8.889	360	83.62	694
07/01/09	1	122,261.81	0.02%	9.130	347	95.00	687
11/01/11	5	1,095,283.23	0.16%	8.041	351	76.93	714
12/01/11	8	2,828,627.12	0.42%	7.371	352	78.90	740
01/01/12	60	25,278,380.96	3.75%	7.318	353	68.33	704
02/01/12	73	34,440,479.28	5.11%	7.257	357	74.16	721
03/01/12	46	19,902,067.89	2.95%	7.294	363	73.21	711
04/01/12	89	39,569,385.01	5.87%	7.503	376	74.01	723
05/01/12	86	40,117,074.86	5.95%	7.747	414	75.12	733
06/01/12	75	34,484,946.10	5.12%	7.878	431	70.15	715
07/01/12	131	59,114,055.12	8.77%	7.408	370	70.42	716
08/01/12	91	43,559,450.00	6.47%	7.110	376	72.85	743
07/01/14	1	300,000.00	0.04%	6.500	358	66.67	697
08/01/17	8	4,032,700.00	0.60%	6.861	359	69.02	737
Total	1,684	673,747,347.88	100.00%	7.998	377	74.94	712

Months to Next Rate Change	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1	999	359,681,503.54	53.52%	8.501	374	77.39	702
3	3	1,640,437.76	0.24%	6.419	315	71.37	733
4	2	826,927.33	0.12%	7.193	322	76.15	721
5	2	4,859,436.35	0.72%	6.467	307	59.68	706
23	1	122,261.81	0.02%	9.130	347	95.00	687
51	6	1,621,654.15	0.24%	7.946	390	77.93	706
52	8	2,828,627.12	0.42%	7.371	352	78.90	740
53	60	25,278,380.96	3.76%	7.318	353	68.33	704
54	73	34,440,479.28	5.12%	7.257	357	74.16	721
55	48	21,256,617.89	3.16%	7.278	363	73.54	712
56	88	38,989,913.04	5.80%	7.515	376	74.12	724
57	94	43,977,390.12	6.54%	7.678	409	74.38	731
58	179	81,941,858.54	12.19%	7.611	391	70.41	714
59	107	50,213,156.12	7.47%	7.213	386	72.34	741
82	1	300,000.00	0.04%	6.500	358	66.67	697
119	8	4,032,700.00	0.60%	6.861	359	69.02	737
Total	1,679	672,011,344.01	100.00%	8.000	377	74.96	711

Months to Next Payment Change	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1	31	16,469,832.54	2.44%	8.294	344	79.48	689
2	29	11,331,184.92	1.68%	8.298	343	76.35	693
3	140	44,714,215.02	6.64%	8.752	368	79.47	698
4	187	67,267,251.37	9.98%	8.486	382	76.46	702
5	153	52,848,931.36	7.84%	8.481	370	77.34	703
6	128	51,261,001.50	7.61%	8.305	372	74.03	708
7	109	36,924,087.33	5.48%	8.430	381	75.63	705
8	81	26,916,690.71	4.00%	8.475	372	77.31	703
9	54	22,327,201.31	3.31%	8.325	381	76.64	715
10	43	16,172,174.59	2.40%	8.167	406	77.92	698
11	16	6,424,589.64	0.95%	8.177	382	75.04	711
12	39	16,245,476.21	2.41%	8.889	360	83.62	694
24	1	122,261.81	0.02%	9.130	347	95.00	687
52	5	1,095,283.23	0.16%	8.041	351	76.93	714
53	8	2,828,627.12	0.42%	7.371	352	78.90	740
54	60	25,278,380.96	3.75%	7.318	353	68.33	704
55	73	34,440,479.28	5.11%	7.257	357	74.16	721
56	48	21,256,617.89	3.15%	7.278	363	73.54	712
57	90	39,636,535.01	5.88%	7.506	376	73.96	725
58	96	44,430,374.86	6.59%	7.680	408	74.26	731
59	179	81,925,295.10	12.16%	7.595	390	70.54	714
60	105	49,498,156.12	7.35%	7.201	386	72.36	741
83	1	300,000.00	0.04%	6.500	358	66.67	697
120	8	4,032,700.00	0.60%	6.861	359	69.02	737
Total	1,684	673,747,347.88	100.00%	7.998	377	74.94	712

Months in Teaser	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	1,011	368,744,308.85	54.73%	8.455	373	77.08	703
23	1	122,261.81	0.02%	9.130	347	95.00	687
51	6	1,621,654.15	0.24%	7.946	390	77.93	706
52	8	2,828,627.12	0.42%	7.371	352	78.90	740
53	60	25,278,380.96	3.75%	7.318	353	68.33	704
54	73	34,440,479.28	5.11%	7.257	357	74.16	721
55	48	21,256,617.89	3.15%	7.278	363	73.54	712
56	88	38,989,913.04	5.79%	7.515	376	74.12	724
57	94	43,977,390.12	6.53%	7.678	409	74.38	731
58	179	81,941,858.54	12.16%	7.611	391	70.41	714
59	107	50,213,156.12	7.45%	7.213	386	72.34	741
82	1	300,000.00	0.04%	6.500	358	66.67	697
119	8	4,032,700.00	0.60%	6.861	359	69.02	737
Total	1,684	673,747,347.88	100.00%	7.998	377	74.94	712

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	9	5,045,690.17	0.75%	6.472	315	65.51	734
60	1	3,315,000.00	0.49%	6.375	315	65.64	748
120	533	246,108,817.99	36.53%	7.285	360	72.53	722
348	858	296,456,643.70	44.00%	8.515	352	77.98	700
468	283	122,821,196.02	18.23%	8.286	474	73.07	717
Total	1,684	673,747,347.88	100.00%	7.998	377	74.94	712

Initial Rate Period	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	5	1,736,003.87	0.26%	7.045	357	68.42	758
1	992	354,861,623.59	52.67%	8.519	375	77.53	701
3	3	2,172,812.68	0.32%	8.159	372	78.07	746
6	11	9,973,868.71	1.48%	6.495	311	62.58	720
36	1	122,261.81	0.02%	9.130	347	95.00	687
60	663	300,548,077.22	44.61%	7.453	381	72.39	722
84	1	300,000.00	0.04%	6.500	358	66.67	697
120	8	4,032,700.00	0.60%	6.861	359	69.02	737
Total	1,684	673,747,347.88	100.00%	7.998	377	74.94	712

Subseq Rate Adj Freq	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	5	1,736,003.87	0.26%	7.045	357	68.42	758
1	1,483	579,522,982.64	86.01%	8.125	379	75.20	708
6	196	92,488,361.37	13.73%	7.221	362	73.42	731
Total	1,684	673,747,347.88	100.00%	7.998	377	74.94	712

Initial Min Pymt Period	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1	1	3,315,000.00	0.49%	6.375	315	65.64	748
6	11	9,973,868.71	1.48%	6.495	311	62.58	720
12	998	355,613,767.79	52.78%	8.535	376	77.60	701
36	1	122,261.81	0.02%	9.130	347	95.00	687
60	664	300,389,749.57	44.58%	7.446	381	72.38	722
84	1	300,000.00	0.04%	6.500	358	66.67	697
120	8	4,032,700.00	0.60%	6.861	359	69.02	737
Total	1,684	673,747,347.88	100.00%	7.998	377	74.94	712

Delinquency Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Current	1,676	671,014,380.50	99.59%	7.996	377	74.90	712
Delq: 30 Days	6	1,936,782.89	0.29%	8.437	394	85.55	696
Delq: 60 Days	2	796,184.49	0.12%	7.991	352	80.11	686
Total	1,684	673,747,347.88	100.00%	7.998	377	74.94	712

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 -20.00	95	34,291,322.89	5.09%	8.355	370	74.86	704
20.01 -25.00	126	38,338,189.75	5.69%	8.592	362	78.98	701
25.01 -30.00	144	47,241,451.70	7.01%	8.126	364	75.57	710
30.01 -35.00	234	87,002,492.64	12.91%	7.988	376	74.93	722
35.01 -40.00	630	270,047,125.15	40.08%	8.070	381	75.67	709
40.01 -45.00	268	120,014,722.46	17.81%	7.643	375	74.39	711
45.01 -50.00	54	24,388,887.51	3.62%	7.367	382	71.85	708
50.01 -55.00	5	5,109,000.73	0.76%	6.955	336	71.60	729
None	128	47,314,155.05	7.02%	8.071	388	70.30	726
Total	1,684	673,747,347.88	100.00%	7.998	377	74.94	712

Group 1 - Mortgage Loans
As of the related Cut-Off Date

		Minimum	Maximum
Scheduled Principal Balance	$255,651,419	$89,354	$803,859
Average Scheduled Principal Balance	$288,872
Number of Mortgage Loans	885

Weighted Average Gross Coupon	8.081%	5.750%	10.072%
Weighted Average FICO Score	711	621	820
Weighted Average Original LTV	72.68%	14.81%	95.00%
Weighted Average Total LTV (Including Silent 2nd)	74.19%	14.81%	100.00%

Weighted Average Original Term	385 months	360 months	480 months
Weighted Average Stated Remaining Term	379 months	348 months	479 months
Weighted Average Seasoning	6 months	1 month	12 months

Weighted Average Gross Margin	3.100%	2.250%	5.050%
Weighted Average Minimum Interest Rate	3.158%	2.250%	5.050%
Weighted Average Maximum Interest Rate	10.776%	8.950%	13.500%
Weighted Average First Rate Cap	5.016%	5.000%	6.000%
Weighted Average Periodic Rate Cap	1.016%	1.000%	2.000%
Weighted Average Periodic Pymt Cap	7.500%	7.500%	7.500%
Weighted Average Negative Amortization Limit	113	110	120
Weighted Average Months to Roll	25 months	1 month	119 months

Maturity Date		Jul 1 2036	Jul 1 2047
Maximum Zip Code Concentration	0.90%	90262

ARM	99.57%	Prepay Penalty: N/A	18.76%
Fixed Rate	0.43%	Prepay Penalty: 12 months	18.17%
		Prepay Penalty: 24 months	6.78%
NEGAM 5/1 MO MTA 10 Yr NEGAM	21.19%	Prepay Penalty: 36 months	56.29%
NEGAM 5/1 MO MTA 40/30 Balloon	0.36%
Negam 10/6 MO LIBOR	0.38%	First Lien	100.00%
Negam 5/1 MO MTA	9.44%
Negam 5/1 MO MTA IO Yr 5-10	2.11%	Cash Out Refinance	73.27%
Negam 5/6 MO LIBOR IO Yr 5-10	8.46%	Purchase	4.41%
Negam 7/6 MO LIBOR IO Yr 8-10	0.12%	Rate/Term Refinance	22.32%
Negam Fixed IO Yrs 5-10	0.43%
Negam MTA	57.52%	Condominium	10.78%
		Planned Unit Development	12.66%
Interest Only	100.00%	Single Family	64.62%
		Two-to-Four Family	11.95%
Hybrid	42.05%
Not a Hybrid	57.95%	Investor	17.95%
		Primary	79.63%
Negative Amortization	100.00%	Second Home	2.42%

No Silent Seconds	86.05%	Top 5 States:
Silent Second	13.95%	California	69.57%
		Florida	11.96%
		Arizona	3.73%
		Washington	2.70%
		Nevada	1.62%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
50,000.01 - 100,000.00	3	283,418.33	0.11%	8.309	353	65.65	697
100,000.01 - 150,000.00	57	7,183,015.40	2.81%	8.492	355	71.23	710
150,000.01 - 200,000.00	120	20,981,664.75	8.21%	8.310	369	66.89	712
200,000.01 - 250,000.00	136	30,888,901.08	12.08%	8.228	372	71.91	709
250,000.01 - 300,000.00	150	41,182,066.45	16.11%	8.112	375	72.86	714
300,000.01 - 350,000.00	179	57,994,376.62	22.68%	7.962	387	73.97	706
350,000.01 - 400,000.00	141	52,621,768.42	20.58%	8.085	389	74.31	714
400,000.01 - 450,000.00	70	29,007,810.05	11.35%	7.947	378	72.40	708
450,000.01 - 500,000.00	14	6,760,923.52	2.64%	7.846	373	71.72	719
500,000.01 - 550,000.00	9	4,710,823.57	1.84%	7.911	356	77.74	702
550,000.01 - 600,000.00	2	1,174,326.30	0.46%	8.116	415	59.00	700
600,000.01 - 650,000.00	1	610,465.49	0.24%	8.500	478	80.00	735
650,000.01 - 700,000.00	1	693,000.00	0.27%	7.875	358	79.20	717
750,000.01 - 800,000.00	1	755,000.00	0.30%	8.000	358	74.75	723
800,000.01 - 850,000.00	1	803,859.04	0.31%	7.250	354	55.00	702
Total	885	255,651,419.02	100.00%	8.081	379	72.68	711

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
5.500 - 5.999	3	1,059,000.00	0.41%	5.792	358	79.93	692
6.000 - 6.499	7	1,863,832.88	0.73%	6.239	368	57.12	748
6.500 - 6.999	52	15,889,785.86	6.22%	6.790	367	63.85	738
7.000 - 7.499	86	27,939,124.32	10.93%	7.226	359	68.00	726
7.500 - 7.999	193	59,459,620.78	23.26%	7.757	384	70.85	717
8.000 - 8.499	264	74,767,560.85	29.25%	8.234	379	73.09	710
8.500 - 8.999	200	55,602,032.02	21.75%	8.708	395	76.02	696
9.000 - 9.499	60	14,262,979.16	5.58%	9.165	366	80.76	688
9.500 - 9.999	19	4,447,379.45	1.74%	9.681	351	87.02	693
10.000 -10.499	1	360,103.70	0.14%	10.072	354	87.90	661
Total	885	255,651,419.02	100.00%	8.081	379	72.68	711

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
600-624	7	1,771,560.32	0.69%	8.480	394	75.64	622
625-649	52	15,410,312.74	6.03%	8.302	376	73.59	639
650-674	155	44,359,387.03	17.35%	8.365	371	74.78	665
675-699	194	55,585,572.97	21.74%	8.158	381	74.41	687
700-724	166	50,013,503.08	19.56%	8.008	376	74.10	712
725-749	118	33,322,634.40	13.03%	8.078	380	72.52	737
750-774	98	27,069,380.75	10.59%	7.804	387	68.81	763
775-799	69	20,732,830.75	8.11%	7.799	389	70.00	786
800+	26	7,386,236.98	2.89%	7.563	388	57.27	807
Total	885	255,651,419.02	100.00%	8.081	379	72.68	711

Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	60	14,245,935.43	5.57%	7.636	383	37.61	735
50.00- 54.99	30	7,919,947.22	3.10%	7.720	363	52.52	733
55.00- 59.99	41	12,502,561.62	4.89%	7.739	400	57.48	731
60.00- 64.99	61	16,346,066.21	6.39%	7.895	378	62.23	706
65.00- 69.99	88	25,559,188.82	10.00%	7.782	382	67.90	720
70.00- 74.99	103	30,539,983.94	11.95%	8.003	381	72.11	705
75.00- 79.99	134	41,627,630.92	16.28%	8.123	385	77.06	702
80.00	266	80,494,243.55	31.49%	8.142	381	80.00	710
80.01- 84.99	17	4,261,447.51	1.67%	8.892	352	83.05	716
85.00- 89.99	53	13,327,448.68	5.21%	8.815	352	85.59	693
90.00- 94.99	23	6,230,179.32	2.44%	9.012	358	90.95	693
95.00- 99.99	9	2,596,785.80	1.02%	8.437	353	95.00	697
Total	885	255,651,419.02	100.00%	8.081	379	72.68	711

LTV Over 80	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
LTV <= 80	783	229,235,557.71	89.67%	7.994	382	70.99	712
LTV > 80 MGIC	92	22,970,837.77	8.99%	9.022	352	86.97	696
LTV > 80 PMI	1	144,000.00	0.06%	8.562	357	89.16	739
LTV > 80 Triad Guaranty	9	3,301,023.54	1.29%	7.558	366	90.06	706
Total	885	255,651,419.02	100.00%	8.081	379	72.68	711

Total LTV (including silent 2nd)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	60	14,245,935.43	5.57%	7.636	383	37.61	735
50.00- 54.99	30	7,919,947.22	3.10%	7.720	363	52.52	733
55.00- 59.99	40	12,275,661.28	4.80%	7.718	401	57.44	733
60.00- 64.99	59	15,865,719.50	6.21%	7.899	379	62.23	707
65.00- 69.99	82	23,523,100.56	9.20%	7.793	381	67.84	721
70.00- 74.99	97	28,880,791.73	11.30%	8.004	379	72.07	705
75.00- 79.99	119	37,199,236.83	14.55%	8.176	386	76.80	703
80.00	194	56,935,226.51	22.27%	8.182	373	79.68	708
80.01- 84.99	18	4,641,447.51	1.82%	8.727	363	82.67	715
85.00- 89.99	84	23,889,602.36	9.34%	8.420	376	82.58	702
90.00- 94.99	86	25,151,870.26	9.84%	8.281	385	82.08	706
95.00- 99.99	15	4,805,294.40	1.88%	8.115	362	87.21	699
100.00	1	317,585.43	0.12%	8.250	357	80.00	690
Total	885	255,651,419.02	100.00%	8.081	379	72.68	711

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
No Silent Seconds	772	219,982,823.26	86.05%	8.107	377	71.94	710
Silent Second	113	35,668,595.76	13.95%	7.922	396	77.24	713
Total	885	255,651,419.02	100.00%	8.081	379	72.68	711

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
360	716	202,248,203.06	79.11%	8.029	354	73.02	709
480	169	53,403,215.96	20.89%	8.279	475	71.40	717
Total	885	255,651,419.02	100.00%	8.081	379	72.68	711

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
NEGAM 5/1 MO MTA 10 Yr NEGAM	169	54,173,455.18	21.19%	7.423	355	70.79	710
NEGAM 5/1 MO MTA 40/30 Balloon	4	908,000.00	0.36%	7.047	358	66.32	729
Negam 10/6 MO LIBOR	3	961,500.00	0.38%	6.902	359	54.85	764
Negam 5/1 MO MTA	77	24,138,205.74	9.44%	8.030	464	68.33	732
Negam 5/1 MO MTA IO Yr 5-10	15	5,406,339.62	2.11%	7.601	364	70.78	725
Negam 5/6 MO LIBOR IO Yr 5-10	71	21,622,122.87	8.46%	7.307	375	70.22	736
Negam 7/6 MO LIBOR IO Yr 8-10	1	300,000.00	0.12%	6.500	358	66.67	697
Negam Fixed IO Yrs 5-10	4	1,099,606.71	0.43%	7.360	356	63.20	779
Negam MTA	541	147,042,188.90	57.52%	8.487	376	74.76	702
Total	885	255,651,419.02	100.00%	8.081	379	72.68	711

Index	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
6 MO LIBOR	75	22,883,622.87	8.95%	7.280	374	69.53	737
Fixed Rate	4	1,099,606.71	0.43%	7.360	356	63.20	779
MTA	806	231,668,189.44	90.62%	8.164	380	73.04	708
Total	885	255,651,419.02	100.00%	8.081	379	72.68	711

Prepayment Penalty Original Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Prepay Penalty: N/A	169	47,966,119.84	18.76%	8.094	358	72.85	708
Prepay Penalty: 12 months	143	46,448,734.46	18.17%	7.663	378	72.09	712
Prepay Penalty: 24 months	66	17,339,714.07	6.78%	8.281	369	77.35	705
Prepay Penalty: 36 months	507	143,896,850.65	56.29%	8.188	388	72.25	712
Total	885	255,651,419.02	100.00%	8.081	379	72.68	711

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Full Documentation	127	32,544,016.85	12.73%	8.277	368	78.12	702
NINA	48	13,785,890.66	5.39%	8.361	426	65.29	712
NIVA *	108	31,113,168.98	12.17%	7.645	384	72.52	733
No Documentation	31	6,843,537.23	2.68%	8.422	353	62.74	726
SISA	67	20,502,909.86	8.02%	7.705	395	70.88	717
SIVA	504	150,861,895.44	59.01%	8.139	376	72.91	706
Total	885	255,651,419.02	100.00%	8.081	379	72.68	711
* NIVA Includes the "No Ratio" Documentation Type
Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Cash Out Refinance	657	187,307,656.29	73.27%	8.113	379	71.10	708
Purchase	39	11,274,057.95	4.41%	8.167	383	80.04	733
Rate/Term Refinance	189	57,069,704.78	22.32%	7.961	381	76.41	714
Total	885	255,651,419.02	100.00%	8.081	379	72.68	711

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Condominium	109	27,554,191.40	10.78%	8.078	379	74.06	716
Planned Unit Development	120	32,354,227.90	12.66%	8.234	370	75.99	712
Single Family	582	165,200,920.00	64.62%	8.091	383	72.11	709
Two-to-Four Family	74	30,542,079.72	11.95%	7.870	369	71.02	713
Total	885	255,651,419.02	100.00%	8.081	379	72.68	711

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Investor	156	45,898,693.58	17.95%	7.860	378	70.14	725
Primary	706	203,577,039.30	79.63%	8.134	380	73.18	707
Second Home	23	6,175,686.14	2.42%	7.979	366	75.03	725
Total	885	255,651,419.02	100.00%	8.081	379	72.68	711

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Arizona	42	9,537,980.90	3.73%	8.459	373	77.39	703
Arkansas	1	228,337.95	0.09%	8.572	352	80.00	624
California	557	177,868,879.44	69.57%	7.887	388	70.42	714
Colorado	9	1,940,447.84	0.76%	8.476	373	73.40	726
Connecticut	5	1,387,158.85	0.54%	8.605	354	83.60	667
Delaware	1	242,336.12	0.09%	8.522	357	76.58	690
District of Columbia	1	277,577.78	0.11%	8.172	351	70.89	739
Florida	133	30,586,002.77	11.96%	8.682	352	78.50	696
Georgia	2	468,371.43	0.18%	8.354	352	80.59	697
Hawaii	12	3,130,798.70	1.22%	7.588	367	66.01	712
Idaho	5	1,034,533.59	0.40%	8.345	355	74.76	726
Illinois	2	430,232.01	0.17%	8.172	350	73.49	694
Maryland	11	2,987,772.89	1.17%	8.487	352	74.70	694
Massachusetts	4	797,027.02	0.31%	8.434	353	74.52	704
Michigan	1	106,879.74	0.04%	8.422	349	85.00	726
Minnesota	3	650,047.95	0.25%	7.917	351	78.55	705
Missouri	3	417,998.62	0.16%	8.299	355	73.98	693
Nevada	16	4,148,082.85	1.62%	8.392	361	80.42	710
New Jersey	7	2,018,320.39	0.79%	8.978	352	82.90	657
New Mexico	1	187,285.79	0.07%	9.122	353	80.43	699
New York	8	2,452,199.58	0.96%	8.586	353	80.18	694
North Carolina	4	1,021,994.67	0.40%	8.381	352	67.67	716
Ohio	2	471,661.17	0.18%	8.694	352	88.61	742
Oregon	6	1,561,076.11	0.61%	8.157	353	74.93	690
Pennsylvania	6	974,474.67	0.38%	8.693	352	84.26	726
Rhode Island	2	419,828.24	0.16%	8.973	350	82.57	685
South Carolina	5	1,157,446.48	0.45%	8.314	352	77.15	691
Tennessee	1	157,107.58	0.06%	9.572	351	85.00	779
Texas	1	291,125.94	0.11%	8.322	352	84.33	768
Utah	3	648,589.78	0.25%	8.481	353	78.48	760
Virginia	3	665,988.34	0.26%	9.332	354	79.48	686
Washington	26	6,899,368.17	2.70%	8.413	383	79.08	721
Wisconsin	2	484,485.66	0.19%	8.486	354	83.66	727
Total	885	255,651,419.02	100.00%	8.081	379	72.68	711

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2.000 - 2.499	201	63,235,781.34	24.84%	7.437	355	71.45	711
2.500 - 2.999	124	36,874,545.60	14.49%	7.517	373	67.73	727
3.000 - 3.499	291	84,471,321.51	33.18%	8.156	399	71.54	717
3.500 - 3.999	186	51,126,051.32	20.08%	8.726	388	76.27	695
4.000 - 4.499	59	14,036,629.39	5.51%	9.168	366	80.85	687
4.500 - 4.999	19	4,447,379.45	1.75%	9.681	351	87.02	693
5.000 - 5.499	1	360,103.70	0.14%	10.072	354	87.90	661
Total	881	254,551,812.31	100.00%	8.084	379	72.72	710

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
2.000 - 2.499	201	63,235,781.34	24.84%	7.437	355	71.45	711
2.500 - 2.999	124	36,874,545.60	14.49%	7.517	373	67.73	727
3.000 - 3.499	291	84,471,321.51	33.18%	8.156	399	71.54	717
3.500 - 3.999	186	51,126,051.32	20.08%	8.726	388	76.27	695
4.000 - 4.499	59	14,036,629.39	5.51%	9.168	366	80.85	687
4.500 - 4.999	19	4,447,379.45	1.75%	9.681	351	87.02	693
5.000 - 5.499	1	360,103.70	0.14%	10.072	354	87.90	661
Total	881	254,551,812.31	100.00%	8.084	379	72.72	710

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
8.500 - 8.999	2	616,218.64	0.24%	7.815	353	64.92	761
9.500 - 9.999	409	127,313,950.60	50.01%	7.941	381	71.28	707
10.500 -10.999	222	54,242,066.57	21.31%	8.442	352	74.78	699
11.000 -11.499	82	20,100,463.13	7.90%	8.852	354	81.99	706
11.500 -11.999	24	7,229,506.28	2.84%	7.323	379	69.91	738
12.000 -12.499	24	7,682,302.85	3.02%	7.398	369	72.52	737
12.500 -12.999	71	23,144,707.62	9.09%	7.724	419	69.19	729
13.000 -13.499	34	10,047,615.92	3.95%	8.180	431	71.75	727
13.500 -13.999	13	4,174,980.70	1.64%	8.500	478	73.49	721
Total	881	254,551,812.31	100.00%	8.084	379	72.72	710

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	816	234,728,812.73	92.21%	8.156	380	73.03	708
5.000	64	19,504,799.58	7.66%	7.246	377	69.18	739
6.000	1	318,200.00	0.13%	6.750	357	57.85	699
Total	881	254,551,812.31	100.00%	8.084	379	72.72	710

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	816	234,728,812.73	92.21%	8.156	380	73.03	708
1.000	64	19,504,799.58	7.66%	7.246	377	69.18	739
2.000	1	318,200.00	0.13%	6.750	357	57.85	699
Total	881	254,551,812.31	100.00%	8.084	379	72.72	710

Periodic Pymt Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	76	23,510,823.73	9.20%	7.265	376	67.41	740
7.500	809	232,140,595.29	90.80%	8.164	380	73.21	708
Total	885	255,651,419.02	100.00%	8.081	379	72.68	711

Negative Amortization Limit	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Neg Amort Limit: 110	399	105,424,487.87	41.24%	8.506	361	75.87	701
Neg Amort Limit: 115	414	127,925,084.99	50.04%	7.743	380	71.04	715
Neg Amort Limit: 120	72	22,301,846.16	8.72%	8.012	459	67.05	734
Total	885	255,651,419.02	100.00%	8.081	379	72.68	711

Negative Amortization	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Negative Amortization	885	255,651,419.02	100.00%	8.081	379	72.68	711
Total	885	255,651,419.02	100.00%	8.081	379	72.68	711

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
08/01/07	540	146,912,188.90	57.71%	8.486	376	74.76	702
09/01/07	1	130,000.00	0.05%	8.605	356	80.00	636
10/01/11	5	1,095,283.23	0.43%	8.041	351	76.93	714
11/01/11	3	743,803.38	0.29%	7.665	352	75.82	717
12/01/11	40	12,187,370.58	4.79%	7.419	353	69.50	701
01/01/12	38	12,665,851.85	4.98%	7.344	354	72.78	716
02/01/12	27	8,188,048.04	3.22%	7.454	360	68.27	721
03/01/12	36	12,042,308.50	4.73%	7.586	375	68.76	718
04/01/12	31	9,925,661.91	3.90%	7.856	447	74.45	733
05/01/12	41	12,909,580.42	5.07%	7.990	444	66.28	711
06/01/12	77	24,447,765.50	9.60%	7.499	374	70.96	724
07/01/12	38	12,042,450.00	4.73%	7.196	385	68.05	747
06/01/14	1	300,000.00	0.12%	6.500	358	66.67	697
07/01/17	3	961,500.00	0.38%	6.902	359	54.85	764
Total	881	254,551,812.31	100.00%	8.084	379	72.72	710

Next Payment Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
08/01/07	4	1,107,234.75	0.43%	8.624	385	70.47	666
09/01/07	4	775,933.70	0.30%	8.728	380	74.33	667
10/01/07	80	20,822,675.50	8.14%	8.627	368	75.72	702
11/01/07	107	29,166,185.72	11.41%	8.515	382	73.01	697
12/01/07	99	28,165,550.30	11.02%	8.534	367	75.17	703
01/01/08	75	21,094,888.75	8.25%	8.509	370	73.89	706
02/01/08	65	17,481,563.27	6.84%	8.422	381	74.61	697
03/01/08	50	13,512,592.57	5.29%	8.374	372	75.79	708
04/01/08	19	5,399,595.77	2.11%	8.328	396	75.67	710
05/01/08	28	6,981,819.71	2.73%	8.252	404	77.35	713
06/01/08	10	2,534,148.86	0.99%	8.185	394	78.31	701
07/01/08	2	715,000.00	0.28%	8.038	411	71.33	763
11/01/11	5	1,095,283.23	0.43%	8.041	351	76.93	714
12/01/11	3	743,803.38	0.29%	7.665	352	75.82	717
01/01/12	40	12,187,370.58	4.77%	7.419	353	69.50	701
02/01/12	38	12,665,851.85	4.95%	7.344	354	72.78	716
03/01/12	27	8,188,048.04	3.20%	7.454	360	68.27	721
04/01/12	38	12,688,930.47	4.96%	7.556	374	68.52	721
05/01/12	33	10,378,646.65	4.06%	7.856	443	73.90	735
06/01/12	41	12,909,580.42	5.05%	7.990	444	66.28	711
07/01/12	75	23,732,765.50	9.28%	7.483	373	70.95	723
08/01/12	38	12,042,450.00	4.71%	7.196	385	68.05	747
07/01/14	1	300,000.00	0.12%	6.500	358	66.67	697
08/01/17	3	961,500.00	0.38%	6.902	359	54.85	764
Total	885	255,651,419.02	100.00%	8.081	379	72.68	711

Months to Next Rate Change	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1	541	147,042,188.90	57.77%	8.487	376	74.76	702
51	5	1,095,283.23	0.43%	8.041	351	76.93	714
52	3	743,803.38	0.29%	7.665	352	75.82	717
53	40	12,187,370.58	4.79%	7.419	353	69.50	701
54	38	12,665,851.85	4.98%	7.344	354	72.78	716
55	27	8,188,048.04	3.22%	7.454	360	68.27	721
56	36	12,042,308.50	4.73%	7.586	375	68.76	718
57	39	12,361,661.91	4.86%	7.771	429	72.41	723
58	100	31,854,480.42	12.51%	7.650	395	69.40	719
59	48	15,109,315.50	5.94%	7.370	400	69.04	748
82	1	300,000.00	0.12%	6.500	358	66.67	697
119	3	961,500.00	0.38%	6.902	359	54.85	764
Total	881	254,551,812.31	100.00%	8.084	379	72.72	710

Months to Next Payment Change	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1	4	1,107,234.75	0.43%	8.624	385	70.47	666
2	4	775,933.70	0.30%	8.728	380	74.33	667
3	80	20,822,675.50	8.14%	8.627	368	75.72	702
4	107	29,166,185.72	11.41%	8.515	382	73.01	697
5	99	28,165,550.30	11.02%	8.534	367	75.17	703
6	75	21,094,888.75	8.25%	8.509	370	73.89	706
7	65	17,481,563.27	6.84%	8.422	381	74.61	697
8	50	13,512,592.57	5.29%	8.374	372	75.79	708
9	20	5,529,595.77	2.16%	8.334	395	75.77	708
10	27	6,851,819.71	2.68%	8.245	405	77.30	715
11	10	2,534,148.86	0.99%	8.185	394	78.31	701
12	2	715,000.00	0.28%	8.038	411	71.33	763
52	5	1,095,283.23	0.43%	8.041	351	76.93	714
53	3	743,803.38	0.29%	7.665	352	75.82	717
54	40	12,187,370.58	4.77%	7.419	353	69.50	701
55	38	12,665,851.85	4.95%	7.344	354	72.78	716
56	27	8,188,048.04	3.20%	7.454	360	68.27	721
57	38	12,688,930.47	4.96%	7.556	374	68.52	721
58	41	12,814,646.65	5.01%	7.774	426	72.04	725
59	100	31,854,480.42	12.46%	7.650	395	69.40	719
60	46	14,394,315.50	5.63%	7.337	400	68.92	747
83	1	300,000.00	0.12%	6.500	358	66.67	697
120	3	961,500.00	0.38%	6.902	359	54.85	764
Total	885	255,651,419.02	100.00%	8.081	379	72.68	711

Months in Teaser	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	545	148,141,795.61	57.95%	8.478	376	74.67	703
51	5	1,095,283.23	0.43%	8.041	351	76.93	714
52	3	743,803.38	0.29%	7.665	352	75.82	717
53	40	12,187,370.58	4.77%	7.419	353	69.50	701
54	38	12,665,851.85	4.95%	7.344	354	72.78	716
55	27	8,188,048.04	3.20%	7.454	360	68.27	721
56	36	12,042,308.50	4.71%	7.586	375	68.76	718
57	39	12,361,661.91	4.84%	7.771	429	72.41	723
58	100	31,854,480.42	12.46%	7.650	395	69.40	719
59	48	15,109,315.50	5.91%	7.370	400	69.04	748
82	1	300,000.00	0.12%	6.500	358	66.67	697
119	3	961,500.00	0.38%	6.902	359	54.85	764
Total	885	255,651,419.02	100.00%	8.081	379	72.68	711

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
120	267	84,471,024.38	33.04%	7.391	361	70.30	719
348	460	121,149,978.68	47.39%	8.461	353	74.95	702
468	158	50,030,415.96	19.57%	8.329	475	71.20	717
Total	885	255,651,419.02	100.00%	8.081	379	72.68	711

Initial Rate Period	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	4	1,099,606.71	0.43%	7.360	356	63.20	779
1	541	147,042,188.90	57.52%	8.487	376	74.76	702
60	336	106,248,123.41	41.56%	7.543	384	70.08	721
84	1	300,000.00	0.12%	6.500	358	66.67	697
120	3	961,500.00	0.38%	6.902	359	54.85	764
Total	885	255,651,419.02	100.00%	8.081	379	72.68	711

Subseq Rate Adj Freq	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	4	1,099,606.71	0.43%	7.360	356	63.20	779
1	806	231,668,189.44	90.62%	8.164	380	73.04	708
6	75	22,883,622.87	8.95%	7.280	374	69.53	737
Total	885	255,651,419.02	100.00%	8.081	379	72.68	711

Initial Min Pymt Period	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
12	543	147,757,188.90	57.80%	8.484	376	74.74	702
60	338	106,632,730.12	41.71%	7.538	384	70.00	722
84	1	300,000.00	0.12%	6.500	358	66.67	697
120	3	961,500.00	0.38%	6.902	359	54.85	764
Total	885	255,651,419.02	100.00%	8.081	379	72.68	711

Delinquency Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Current	880	253,778,142.22	99.27%	8.080	379	72.58	711
Delq: 30 Days	4	1,528,276.80	0.60%	8.330	406	85.70	701
Delq: 60 Days	1	345,000.00	0.13%	7.625	356	87.34	678
Total	885	255,651,419.02	100.00%	8.081	379	72.68	711

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 -20.00	53	14,187,769.86	5.55%	8.576	386	73.35	700
20.01 -25.00	77	18,931,386.95	7.41%	8.528	360	76.82	705
25.01 -30.00	82	21,031,868.76	8.23%	8.142	368	72.34	708
30.01 -35.00	135	39,323,299.18	15.38%	8.100	386	72.57	719
35.01 -40.00	304	91,802,612.55	35.91%	8.096	382	73.70	709
40.01 -45.00	132	41,578,800.19	16.26%	7.721	376	71.86	707
45.01 -50.00	27	9,054,346.20	3.54%	7.591	383	74.01	705
50.01 -55.00	1	327,116.27	0.13%	8.472	470	94.77	692
None	74	19,414,219.06	7.59%	8.106	382	64.70	727
Total	885	255,651,419.02	100.00%	8.081	379	72.68	711

Group 2 - Mortgage Loans
As of the related Cut-Off Date

		Minimum	Maximum
Scheduled Principal Balance	$418,095,929	$84,118	$4,500,000
Average Scheduled Principal Balance	$523,274
Number of Mortgage Loans	799

Weighted Average Gross Coupon	7.947%	5.750%	10.372%
Weighted Average FICO Score	712	515	820
Weighted Average Original LTV	76.32%	20.76%	95.04%
Weighted Average Total LTV (Including Silent 2nd)	79.47%	20.76%	100.00%

Weighted Average Original Term	383 months	360 months	480 months
Weighted Average Stated Remaining Term	375 months	305 months	479 months
Weighted Average Seasoning	7 months	1 month	55 months

Weighted Average Gross Margin	3.074%	1.750%	5.350%
Weighted Average Minimum Interest Rate	3.122%	1.750%	5.350%
Weighted Average Maximum Interest Rate	10.934%	8.950%	15.125%
Weighted Average First Rate Cap	5.013%	1.000%	6.000%
Weighted Average Periodic Rate Cap	1.026%	1.000%	2.000%
Weighted Average Periodic Pymt Cap	7.500%	7.500%	7.500%
Weighted Average Negative Amortization Limit	114	110	120
Weighted Average Months to Roll	28 months	1 month	119 months

Maturity Date		Dec 1 2032	Jul 1 2047
Maximum Zip Code Concentration	1.08%	94010

ARM	99.85%	Prepay Penalty: N/A	20.55%
Fixed Rate	0.15%	Prepay Penalty: 6 months	0.35%
		Prepay Penalty: 12 months	21.29%
1 MO COFI IO	0.79%	Prepay Penalty: 24 months	7.37%
3/27 6 MO LIBOR 40/30 Balloon	0.03%	Prepay Penalty: 36 months	48.27%
6 MO COFI	1.18%	Prepay Penalty: 48 months	1.20%
6 MO COFI IO	1.08%	Prepay Penalty: 60 months	0.96%
6 MO LIBOR IO	0.13%
NEGAM 5/1 MO MTA 10 Yr NEGAM	18.20%	First Lien	100.00%
NEGAM 5/1 MO MTA 40/30 Balloon	0.43%
Negam 10/6 MO LIBOR	0.73%	Cash Out Refinance	40.96%
Negam 5/1 MO MTA	9.91%	Purchase	32.43%
Negam 5/1 MO MTA IO Yr 5-10	4.44%	Rate/Term Refinance	26.61%
Negam 5/6 MO LIBOR IO Yr 5-10	13.50%
Negam Fixed IO Yrs 5-10	0.15%	Condominium	8.58%
Negam LIBOR	0.21%	Planned Unit Development	15.13%
Negam MTA	49.22%	Single Family	71.37%
		Two-to-Four Family	4.92%
Interest Only	98.79%
Not Interest Only	1.21%	Investor	7.01%
		Primary	90.21%
Hybrid	47.24%	Second Home	2.78%
Not a Hybrid	52.76%
		Top 5 States:
Negative Amortization	96.79%	California	76.78%
No Negative Amortization	3.21%	Florida	10.27%
		Arizona	1.94%
No Silent Seconds	75.58%	Washington	1.28%
Silent Second	24.42%	Maryland	1.25%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
50,000.01 - 100,000.00	1	84,118.06	0.02%	8.897	344	70.76	664
100,000.01 - 150,000.00	13	1,679,062.86	0.40%	9.119	351	88.00	684
150,000.01 - 200,000.00	31	5,354,237.36	1.28%	9.018	351	86.59	695
200,000.01 - 250,000.00	33	7,543,042.60	1.80%	8.976	363	85.66	696
250,000.01 - 300,000.00	37	10,122,706.24	2.42%	8.810	354	86.67	693
300,000.01 - 350,000.00	55	17,887,861.44	4.28%	8.656	361	86.55	701
350,000.01 - 400,000.00	39	14,551,664.58	3.48%	8.314	374	83.24	718
400,000.01 - 450,000.00	93	39,944,694.80	9.55%	8.076	370	77.97	709
450,000.01 - 500,000.00	133	63,081,337.42	15.09%	8.035	382	77.02	710
500,000.01 - 550,000.00	101	52,582,153.60	12.58%	7.973	372	75.40	703
550,000.01 - 600,000.00	60	34,353,239.41	8.22%	7.898	388	75.93	713
600,000.01 - 650,000.00	50	31,364,906.59	7.50%	7.729	369	76.84	709
650,000.01 - 700,000.00	43	29,050,729.62	6.95%	7.757	383	75.86	722
700,000.01 - 750,000.00	17	12,344,564.66	2.95%	7.826	385	71.68	725
750,000.01 - 800,000.00	20	15,484,006.96	3.70%	7.843	391	73.20	722
800,000.01 - 850,000.00	10	8,149,245.41	1.95%	7.772	367	74.39	714
850,000.01 - 900,000.00	8	7,013,471.41	1.68%	7.825	400	68.89	728
900,000.01 - 950,000.00	6	5,633,009.46	1.35%	7.863	374	72.54	686
950,000.01 - 1,000,000.00	15	14,771,870.85	3.53%	7.525	380	74.94	707
1,000,000.01 - 1,050,000.00	11	11,186,104.51	2.68%	7.789	407	71.55	721
1,050,000.01 - 1,100,000.00	2	2,152,565.34	0.51%	8.133	416	71.74	760
1,100,000.01 - 1,150,000.00	3	3,401,127.61	0.81%	7.032	352	72.14	743
1,150,000.01 - 1,200,000.00	4	4,775,754.43	1.14%	7.219	357	70.28	731
1,200,000.01 - 1,250,000.00	2	2,432,079.98	0.58%	7.934	411	68.88	757
1,250,000.01 - 1,300,000.00	1	1,275,000.00	0.30%	7.990	358	75.00	736
1,300,000.01 - 1,350,000.00	2	2,625,937.23	0.63%	7.853	414	64.47	683
1,450,000.01 - 1,500,000.00	3	4,453,786.00	1.07%	7.314	355	65.29	763
1,500,000.01 - 1,550,000.00	1	1,518,559.31	0.36%	6.880	354	68.18	688
1,650,000.01 - 1,700,000.00	1	1,677,797.20	0.40%	6.875	355	69.42	714
1,800,000.01 - 1,850,000.00	1	1,838,417.50	0.44%	7.500	353	62.76	709
1,900,000.01 - 1,950,000.00	1	1,947,876.42	0.47%	7.500	357	79.06	809
3,000,000.01+	2	7,815,000.00	1.87%	6.375	309	61.28	720
Total	799	418,095,928.86	100.00%	7.947	375	76.32	712

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
5.500 - 5.999	1	595,000.00	0.14%	5.750	358	64.67	636
6.000 - 6.499	16	17,301,683.88	4.14%	6.309	328	65.22	730
6.500 - 6.999	68	46,208,276.19	11.05%	6.752	360	71.56	733
7.000 - 7.499	97	53,478,743.39	12.79%	7.235	362	74.29	723
7.500 - 7.999	174	100,117,667.36	23.95%	7.733	385	75.46	717
8.000 - 8.499	201	103,486,658.51	24.75%	8.278	384	75.85	708
8.500 - 8.999	116	53,991,521.71	12.91%	8.725	394	78.56	698
9.000 - 9.499	51	19,270,782.34	4.61%	9.192	367	85.38	684
9.500 - 9.999	61	19,370,646.37	4.63%	9.715	351	91.88	692
10.000 -10.499	14	4,274,949.11	1.02%	10.206	350	91.93	649
Total	799	418,095,928.86	100.00%	7.947	375	76.32	712

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
500-524	1	159,671.61	0.04%	9.622	352	95.00	515
550-574	2	535,755.04	0.13%	8.660	350	58.14	555
575-599	2	788,284.27	0.19%	9.637	352	88.35	581
600-624	9	4,286,356.76	1.03%	8.488	381	74.96	618
625-649	53	23,778,848.11	5.69%	8.621	369	79.48	641
650-674	121	56,445,418.71	13.50%	8.228	370	77.78	664
675-699	175	87,274,622.78	20.87%	8.112	375	77.54	687
700-724	147	82,278,736.93	19.68%	7.801	375	76.20	711
725-749	130	72,445,591.16	17.33%	7.725	368	75.62	737
750-774	88	51,519,520.95	12.32%	7.727	385	74.53	761
775-799	55	29,536,021.15	7.06%	7.759	390	74.25	784
800+	16	9,047,101.39	2.16%	7.317	377	71.31	807
Total	799	418,095,928.86	100.00%	7.947	375	76.32	712

Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	11	6,771,395.33	1.62%	7.794	400	39.06	748
50.00- 54.99	8	5,264,260.48	1.26%	7.198	379	52.90	746
55.00- 59.99	12	10,213,881.58	2.44%	7.046	349	57.38	688
60.00- 64.99	32	21,190,597.07	5.07%	7.367	369	62.58	714
65.00- 69.99	56	41,423,627.93	9.91%	7.568	378	67.67	714
70.00- 74.99	74	45,968,808.41	10.99%	7.685	368	72.24	713
75.00- 79.99	151	89,627,380.87	21.44%	7.776	385	76.85	718
80.00	275	136,495,056.39	32.65%	7.933	382	80.00	715
80.01- 84.99	15	6,815,876.36	1.63%	8.962	351	83.43	695
85.00- 89.99	43	15,246,809.77	3.65%	8.837	351	85.70	698
90.00- 94.99	40	14,383,796.56	3.44%	9.152	350	90.58	690
95.00- 99.99	82	24,694,438.11	5.91%	9.304	353	95.00	688
Total	799	418,095,928.86	100.00%	7.947	375	76.32	712

LTV Over 80	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
LTV <= 80	619	356,955,008.06	85.38%	7.747	379	73.92	715
LTV > 80 MGIC	127	43,270,159.10	10.35%	9.272	351	90.62	690
LTV > 80 No MI	44	14,616,936.26	3.50%	8.898	351	89.52	692
LTV > 80 PMI-LPMI	1	122,261.81	0.03%	9.130	347	95.00	687
LTV > 80 Radian	2	638,428.65	0.15%	8.472	350	90.00	694
LTV > 80 Triad Guaranty	5	1,994,189.98	0.48%	7.702	375	90.56	726
LTV > 80 United Guaranty	1	498,945.00	0.12%	8.125	358	89.90	678
Total	799	418,095,928.86	100.00%	7.947	375	76.32	712

Total LTV (including silent 2nd)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	10	6,327,395.33	1.51%	7.859	403	39.60	745
50.00- 54.99	8	5,264,260.48	1.26%	7.198	379	52.90	746
55.00- 59.99	12	10,213,881.58	2.44%	7.046	349	57.38	688
60.00- 64.99	30	19,439,304.01	4.65%	7.278	364	62.57	714
65.00- 69.99	52	37,582,029.00	8.99%	7.548	378	67.25	716
70.00- 74.99	57	35,494,313.39	8.49%	7.717	370	71.98	709
75.00- 79.99	115	69,061,051.70	16.52%	7.810	385	76.39	718
80.00	155	78,212,173.47	18.71%	7.970	379	79.76	712
80.01- 84.99	25	13,260,050.72	3.17%	8.286	366	79.76	714
85.00- 89.99	87	41,264,775.92	9.87%	8.227	383	80.58	712
90.00- 94.99	111	52,896,310.19	12.65%	8.217	377	81.55	706
95.00- 99.99	107	35,674,555.88	8.53%	8.756	356	90.11	697
100.00	30	13,405,827.19	3.21%	7.807	356	80.00	724
Total	799	418,095,928.86	100.00%	7.947	375	76.32	712

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
No Silent Seconds	609	316,012,904.72	75.58%	7.989	372	75.94	710
Silent Second	190	102,083,024.14	24.42%	7.815	384	77.51	717
Total	799	418,095,928.86	100.00%	7.947	375	76.32	712

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
360	664	339,643,528.42	81.24%	7.888	352	76.75	710
480	135	78,452,400.44	18.76%	8.199	474	74.49	719
Total	799	418,095,928.86	100.00%	7.947	375	76.32	712

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1 MO COFI IO	1	3,315,000.00	0.79%	6.375	315	65.64	748
3/27 6 MO LIBOR 40/30 Balloon	1	122,261.81	0.03%	9.130	347	95.00	687
6 MO COFI	8	4,923,428.36	1.18%	6.406	314	64.77	735
6 MO COFI IO	1	4,500,000.00	1.08%	6.375	305	58.06	700
6 MO LIBOR IO	2	550,440.35	0.13%	8.276	336	79.95	749
NEGAM 5/1 MO MTA 10 Yr NEGAM	121	76,094,809.06	18.20%	7.175	355	72.55	713
NEGAM 5/1 MO MTA 40/30 Balloon	3	1,800,500.00	0.43%	7.628	358	59.58	768
Negam 10/6 MO LIBOR	5	3,071,200.00	0.73%	6.848	359	73.45	729
Negam 5/1 MO MTA	70	41,420,197.71	9.91%	7.926	450	71.97	720
Negam 5/1 MO MTA IO Yr 5-10	29	18,547,039.06	4.44%	7.337	368	73.65	739
Negam 5/6 MO LIBOR IO Yr 5-10	104	56,437,407.98	13.50%	7.341	366	76.86	731
Negam Fixed IO Yrs 5-10	1	636,397.16	0.15%	6.500	358	77.44	722
Negam LIBOR	1	888,675.53	0.21%	7.921	477	80.00	655
Negam MTA	452	205,788,571.84	49.22%	8.576	375	79.69	701
Total	799	418,095,928.86	100.00%	7.947	375	76.32	712

Index	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1 MO LIBOR	1	888,675.53	0.21%	7.921	477	80.00	655
6 MO LIBOR	112	60,181,310.14	14.39%	7.328	366	76.75	731
COFI	10	12,738,428.36	3.05%	6.387	311	62.63	726
Fixed Rate	1	636,397.16	0.15%	6.500	358	77.44	722
MTA	675	343,651,117.67	82.19%	8.115	379	76.75	708
Total	799	418,095,928.86	100.00%	7.947	375	76.32	712

Prepayment Penalty Original Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Prepay Penalty: N/A	172	85,931,858.64	20.55%	7.935	359	78.14	710
Prepay Penalty: 6 months	1	1,472,000.00	0.35%	8.205	355	74.91	763
Prepay Penalty: 12 months	149	89,025,369.99	21.29%	7.508	378	74.07	722
Prepay Penalty: 24 months	66	30,812,272.25	7.37%	8.405	368	79.35	696
Prepay Penalty: 36 months	407	201,802,088.66	48.27%	8.144	385	76.79	710
Prepay Penalty: 48 months	2	5,034,578.07	1.20%	6.362	306	58.62	704
Prepay Penalty: 60 months	2	4,017,761.25	0.96%	6.375	315	63.70	746
Total	799	418,095,928.86	100.00%	7.947	375	76.32	712

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Full Documentation	154	65,863,942.39	15.75%	8.207	349	80.67	702
NINA	40	20,996,840.15	5.02%	8.305	410	73.10	716
NIVA *	106	59,429,575.09	14.21%	7.417	375	76.13	723
No Documentation	6	2,807,975.59	0.67%	8.661	353	67.78	733
Reduced Documentation	38	17,091,577.29	4.09%	8.396	369	77.54	706
SISA	32	17,158,789.07	4.10%	7.724	386	72.15	702
SIVA	423	234,747,229.28	56.15%	7.951	379	75.76	713
Total	799	418,095,928.86	100.00%	7.947	375	76.32	712
*NIVA Includes the “No Ratio” Documentation Type

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Cash Out Refinance	302	171,258,255.25	40.96%	7.920	385	72.14	707
Purchase	311	135,576,410.41	32.43%	8.190	365	81.47	713
Rate/Term Refinance	186	111,261,263.20	26.61%	7.691	372	76.50	718
Total	799	418,095,928.86	100.00%	7.947	375	76.32	712

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Condominium	96	35,865,319.83	8.58%	8.410	373	82.17	716
Planned Unit Development	124	63,256,560.75	15.13%	8.036	369	77.21	706
Single Family	540	298,387,695.61	71.37%	7.886	378	75.62	712
Two-to-Four Family	39	20,586,352.67	4.92%	7.745	362	73.64	722
Total	799	418,095,928.86	100.00%	7.947	375	76.32	712

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Investor	55	29,297,211.61	7.01%	7.582	357	70.41	732
Primary	725	377,170,580.84	90.21%	7.975	377	76.79	710
Second Home	19	11,628,136.41	2.78%	7.941	371	75.96	717
Total	799	418,095,928.86	100.00%	7.947	375	76.32	712

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Alabama	1	334,025.24	0.08%	8.522	354	85.00	682
Arizona	13	8,120,991.81	1.94%	8.073	359	74.40	692
Arkansas	2	672,449.83	0.16%	8.862	353	81.76	662
California	545	321,012,113.55	76.78%	7.711	382	74.36	717
Colorado	3	1,119,142.22	0.27%	8.799	351	78.59	681
Connecticut	2	895,246.43	0.21%	9.337	350	78.52	761
Florida	127	42,931,136.03	10.27%	9.002	351	85.46	695
Georgia	2	632,609.61	0.15%	8.698	353	85.00	687
Hawaii	3	2,221,445.22	0.53%	8.046	355	76.84	742
Idaho	1	505,919.15	0.12%	8.422	355	55.56	666
Illinois	1	426,200.63	0.10%	8.272	353	60.00	679
Indiana	4	588,822.02	0.14%	9.122	351	93.49	719
Maryland	11	5,216,428.00	1.25%	8.351	350	79.62	684
Massachusetts	3	907,006.45	0.22%	9.041	351	81.37	716
Michigan	6	921,771.09	0.22%	8.913	352	86.23	694
Minnesota	2	1,106,761.64	0.26%	9.027	348	85.00	665
Nevada	9	4,330,078.85	1.04%	8.413	363	81.23	720
New Jersey	7	2,840,535.65	0.68%	8.705	350	82.96	689
New Mexico	1	948,632.02	0.23%	7.547	345	80.00	696
New York	9	4,283,530.95	1.02%	8.422	350	83.57	710
North Carolina	5	1,905,087.36	0.46%	8.675	350	89.69	666
Ohio	3	1,118,715.96	0.27%	8.905	350	87.30	716
Pennsylvania	5	1,628,762.79	0.39%	8.925	375	91.55	702
South Carolina	5	1,464,187.54	0.35%	8.410	350	86.29	684
Texas	3	733,456.41	0.18%	9.595	353	86.08	683
Utah	4	1,461,509.91	0.35%	8.649	352	80.26	730
Virginia	5	3,100,213.57	0.74%	9.031	377	80.04	656
Washington	15	5,332,564.53	1.28%	8.429	367	82.25	711
West Virginia	1	128,982.63	0.03%	9.572	356	95.00	638
Wisconsin	1	1,207,601.77	0.29%	8.247	344	69.99	706
Total	799	418,095,928.86	100.00%	7.947	375	76.32	712

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.500 - 1.999	1	534,578.07	0.13%	6.250	315	63.33	733
2.000 - 2.499	188	116,849,389.67	27.99%	7.215	351	72.74	717
2.500 - 2.999	118	67,415,955.65	16.15%	7.415	369	76.24	728
3.000 - 3.499	255	139,685,723.10	33.46%	8.057	399	74.60	714
3.500 - 3.999	110	50,057,507.39	11.99%	8.743	390	78.89	698
4.000 - 4.499	51	19,339,524.53	4.63%	9.195	367	85.27	684
4.500 - 4.999	61	19,301,904.18	4.62%	9.713	351	92.02	692
5.000 - 5.499	14	4,274,949.11	1.02%	10.206	350	91.93	649
Total	798	417,459,531.70	100.00%	7.949	375	76.32	712

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.500 - 1.999	1	534,578.07	0.13%	6.250	315	63.33	733
2.000 - 2.499	188	116,849,389.67	27.99%	7.215	351	72.74	717
2.500 - 2.999	118	67,415,955.65	16.15%	7.415	369	76.24	728
3.000 - 3.499	255	139,685,723.10	33.46%	8.057	399	74.60	714
3.500 - 3.999	110	50,057,507.39	11.99%	8.743	390	78.89	698
4.000 - 4.499	51	19,339,524.53	4.63%	9.195	367	85.27	684
4.500 - 4.999	61	19,301,904.18	4.62%	9.713	351	92.02	692
5.000 - 5.499	14	4,274,949.11	1.02%	10.206	350	91.93	649
Total	798	417,459,531.70	100.00%	7.949	375	76.32	712

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
8.500 - 8.999	34	18,716,443.88	4.48%	8.241	399	77.59	727
9.500 - 9.999	310	186,466,301.53	44.67%	7.759	374	73.64	711
10.500 -10.999	79	37,562,581.46	9.00%	8.242	350	74.94	693
11.000 -11.499	120	44,162,391.05	10.58%	8.814	352	87.50	702
11.500 -11.999	64	27,102,374.68	6.49%	7.970	361	82.77	712
12.000 -12.499	48	24,071,303.34	5.77%	7.756	370	78.65	715
12.500 -12.999	103	58,490,813.21	14.01%	7.568	400	73.09	725
13.000 -13.499	33	17,581,344.06	4.21%	8.229	416	76.18	729
13.500 -13.999	6	3,183,716.68	0.76%	8.560	425	74.53	707
15.000 -15.499	1	122,261.81	0.03%	9.130	347	95.00	687
Total	798	417,459,531.70	100.00%	7.949	375	76.32	712

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	696	362,317,117.05	86.79%	8.046	376	76.28	709
1.000	1	191,004.00	0.05%	9.500	340	80.00	681
5.000	98	53,474,598.84	12.81%	7.303	367	76.52	732
6.000	3	1,476,811.81	0.35%	7.212	354	79.81	715
Total	798	417,459,531.70	100.00%	7.949	375	76.32	712

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	692	360,866,250.63	86.44%	8.049	377	76.26	709
1.000	103	55,116,469.26	13.20%	7.314	367	76.62	732
2.000	3	1,476,811.81	0.35%	7.212	354	79.81	715
Total	798	417,459,531.70	100.00%	7.949	375	76.32	712

Periodic Pymt Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	116	75,269,894.99	18.00%	7.087	359	72.88	736
7.500	683	342,826,033.87	82.00%	8.135	379	77.08	707
Total	799	418,095,928.86	100.00%	7.947	375	76.32	712

Negative Amortization Limit	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Neg Amort Limit: 110	345	151,057,714.75	36.13%	8.548	362	80.42	702
Neg Amort Limit: 115	378	213,977,116.06	51.18%	7.626	377	75.11	716
Neg Amort Limit: 120	63	39,649,967.53	9.48%	7.877	439	71.56	723
Not Applicable - Non Negam	13	13,411,130.52	3.21%	6.489	312	63.63	727
Total	799	418,095,928.86	100.00%	7.947	375	76.32	712

Negative Amortization	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Negative Amortization	786	404,684,798.34	96.79%	7.995	377	76.74	712
No Negative Amortization	13	13,411,130.52	3.21%	6.489	312	63.63	727
Total	799	418,095,928.86	100.00%	7.947	375	76.32	712
Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
08/01/07	457	211,167,314.64	50.58%	8.513	373	79.23	701
09/01/07	1	1,472,000.00	0.35%	8.205	355	74.91	763
10/01/07	3	1,640,437.76	0.39%	6.419	315	71.37	733
11/01/07	2	826,927.33	0.20%	7.193	322	76.15	721
12/01/07	2	4,859,436.35	1.16%	6.467	307	59.68	706
06/01/09	1	122,261.81	0.03%	9.130	347	95.00	687
10/01/11	1	526,370.92	0.13%	7.750	471	80.00	688
11/01/11	5	2,084,823.74	0.50%	7.266	352	80.00	749
12/01/11	20	13,091,010.38	3.14%	7.225	353	67.23	708
01/01/12	35	21,774,627.43	5.22%	7.207	359	74.97	723
02/01/12	19	11,714,019.85	2.81%	7.183	365	76.66	704
03/01/12	51	26,880,454.54	6.44%	7.477	377	76.60	724
04/01/12	53	29,738,428.21	7.12%	7.709	403	75.54	733
05/01/12	34	21,591,929.12	5.17%	7.871	427	72.00	716
06/01/12	56	35,381,289.62	8.48%	7.357	368	70.06	711
07/01/12	53	31,517,000.00	7.55%	7.078	373	74.69	741
07/01/17	5	3,071,200.00	0.74%	6.848	359	73.45	729
Total	798	417,459,531.70	100.00%	7.949	375	76.32	712

Next Payment Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
08/01/07	27	15,362,597.79	3.67%	8.270	341	80.13	690
09/01/07	25	10,555,251.22	2.52%	8.266	340	76.50	695
10/01/07	60	23,891,539.52	5.71%	8.861	369	82.73	695
11/01/07	80	38,101,065.65	9.11%	8.463	382	79.11	705
12/01/07	54	24,683,381.06	5.90%	8.421	374	79.81	704
01/01/08	53	30,166,112.75	7.22%	8.162	373	74.14	709
02/01/08	44	19,442,524.06	4.65%	8.438	381	76.55	711
03/01/08	30	11,932,098.14	2.85%	8.622	374	79.33	690
04/01/08	35	18,269,605.54	4.37%	8.312	375	76.76	720
05/01/08	16	9,320,354.88	2.23%	8.109	407	78.37	685
06/01/08	6	3,890,440.78	0.93%	8.172	375	72.91	718
07/01/08	37	15,530,476.21	3.71%	8.928	357	84.19	690
07/01/09	1	122,261.81	0.03%	9.130	347	95.00	687
12/01/11	5	2,084,823.74	0.50%	7.266	352	80.00	749
01/01/12	20	13,091,010.38	3.13%	7.225	353	67.23	708
02/01/12	35	21,774,627.43	5.21%	7.207	359	74.97	723
03/01/12	19	11,714,019.85	2.80%	7.183	365	76.66	704
04/01/12	51	26,880,454.54	6.43%	7.477	377	76.60	724
05/01/12	53	29,738,428.21	7.11%	7.709	403	75.54	733
06/01/12	34	21,575,365.68	5.16%	7.811	423	72.47	717
07/01/12	56	35,381,289.62	8.46%	7.357	368	70.06	711
08/01/12	53	31,517,000.00	7.54%	7.078	373	74.69	741
08/01/17	5	3,071,200.00	0.73%	6.848	359	73.45	729
Total	799	418,095,928.86	100.00%	7.947	375	76.32	712

Months to Next Rate Change	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1	458	212,639,314.64	50.94%	8.511	373	79.20	702
3	3	1,640,437.76	0.39%	6.419	315	71.37	733
4	2	826,927.33	0.20%	7.193	322	76.15	721
5	2	4,859,436.35	1.16%	6.467	307	59.68	706
23	1	122,261.81	0.03%	9.130	347	95.00	687
51	1	526,370.92	0.13%	7.750	471	80.00	688
52	5	2,084,823.74	0.50%	7.266	352	80.00	749
53	20	13,091,010.38	3.14%	7.225	353	67.23	708
54	35	21,774,627.43	5.22%	7.207	359	74.97	723
55	21	13,068,569.85	3.13%	7.168	364	76.84	706
56	52	26,947,604.54	6.46%	7.483	377	76.52	727
57	55	31,615,728.21	7.57%	7.642	401	75.16	734
58	79	50,087,378.12	12.00%	7.586	389	71.06	710
59	59	35,103,840.62	8.41%	7.145	380	73.77	738
119	5	3,071,200.00	0.74%	6.848	359	73.45	729
Total	798	417,459,531.70	100.00%	7.949	375	76.32	712

Months to Next Payment Change	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1	27	15,362,597.79	3.67%	8.270	341	80.13	690
2	25	10,555,251.22	2.52%	8.266	340	76.50	695
3	60	23,891,539.52	5.71%	8.861	369	82.73	695
4	80	38,101,065.65	9.11%	8.463	382	79.11	705
5	54	24,683,381.06	5.90%	8.421	374	79.81	704
6	53	30,166,112.75	7.22%	8.162	373	74.14	709
7	44	19,442,524.06	4.65%	8.438	381	76.55	711
8	31	13,404,098.14	3.21%	8.576	372	78.84	698
9	34	16,797,605.54	4.02%	8.321	377	76.92	717
10	16	9,320,354.88	2.23%	8.109	407	78.37	685
11	6	3,890,440.78	0.93%	8.172	375	72.91	718
12	37	15,530,476.21	3.71%	8.928	357	84.19	690
24	1	122,261.81	0.03%	9.130	347	95.00	687
53	5	2,084,823.74	0.50%	7.266	352	80.00	749
54	20	13,091,010.38	3.13%	7.225	353	67.23	708
55	35	21,774,627.43	5.21%	7.207	359	74.97	723
56	21	13,068,569.85	3.13%	7.168	364	76.84	706
57	52	26,947,604.54	6.45%	7.483	377	76.52	727
58	55	31,615,728.21	7.56%	7.642	401	75.16	734
59	79	50,070,814.68	11.98%	7.561	387	71.26	710
60	59	35,103,840.62	8.40%	7.145	380	73.77	738
120	5	3,071,200.00	0.73%	6.848	359	73.45	729
Total	799	418,095,928.86	100.00%	7.947	375	76.32	712

Months in Teaser	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0	466	220,602,513.24	52.76%	8.440	371	78.70	702
23	1	122,261.81	0.03%	9.130	347	95.00	687
51	1	526,370.92	0.13%	7.750	471	80.00	688
52	5	2,084,823.74	0.50%	7.266	352	80.00	749
53	20	13,091,010.38	3.13%	7.225	353	67.23	708
54	35	21,774,627.43	5.21%	7.207	359	74.97	723
55	21	13,068,569.85	3.13%	7.168	364	76.84	706
56	52	26,947,604.54	6.45%	7.483	377	76.52	727
57	55	31,615,728.21	7.56%	7.642	401	75.16	734
58	79	50,087,378.12	11.98%	7.586	389	71.06	710
59	59	35,103,840.62	8.40%	7.145	380	73.77	738
119	5	3,071,200.00	0.73%	6.848	359	73.45	729
Total	799	418,095,928.86	100.00%	7.947	375	76.32	712

Interest Only Term	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	9	5,045,690.17	1.21%	6.472	315	65.51	734
60	1	3,315,000.00	0.79%	6.375	315	65.64	748
120	266	161,637,793.61	38.66%	7.229	359	73.69	723
348	398	175,306,665.02	41.93%	8.552	352	80.08	698
468	125	72,790,780.06	17.41%	8.256	474	74.35	718
Total	799	418,095,928.86	100.00%	7.947	375	76.32	712

Initial Rate Period	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	1	636,397.16	0.15%	6.500	358	77.44	722
1	451	207,819,434.69	49.71%	8.542	374	79.48	701
3	3	2,172,812.68	0.52%	8.159	372	78.07	746
6	11	9,973,868.71	2.39%	6.495	311	62.58	720
36	1	122,261.81	0.03%	9.130	347	95.00	687
60	327	194,299,953.81	46.47%	7.403	380	73.66	723
120	5	3,071,200.00	0.73%	6.848	359	73.45	729
Total	799	418,095,928.86	100.00%	7.947	375	76.32	712

Subseq Rate Adj Freq	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	1	636,397.16	0.15%	6.500	358	77.44	722
1	677	347,854,793.20	83.20%	8.098	379	76.65	709
6	121	69,604,738.50	16.65%	7.202	358	74.70	729
Total	799	418,095,928.86	100.00%	7.947	375	76.32	712

Initial Min Pymt Period	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1	1	3,315,000.00	0.79%	6.375	315	65.64	748
6	11	9,973,868.71	2.39%	6.495	311	62.58	720
12	455	207,856,578.89	49.72%	8.571	376	79.64	701
36	1	122,261.81	0.03%	9.130	347	95.00	687
60	326	193,757,019.45	46.34%	7.396	379	73.70	723
120	5	3,071,200.00	0.73%	6.848	359	73.45	729
Total	799	418,095,928.86	100.00%	7.947	375	76.32	712

Delinquency Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Current	796	417,236,238.28	99.79%	7.945	375	76.32	712
Delq: 30 Days	2	408,506.09	0.10%	8.840	352	85.00	678
Delq: 60 Days	1	451,184.49	0.11%	8.272	349	74.58	692
Total	799	418,095,928.86	100.00%	7.947	375	76.32	712

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 -20.00	42	20,103,553.03	4.81%	8.199	358	75.92	706
20.01 -25.00	49	19,406,802.80	4.64%	8.654	364	81.09	697
25.01 -30.00	62	26,209,582.94	6.27%	8.113	361	78.16	712
30.01 -35.00	99	47,679,193.46	11.40%	7.896	367	76.89	724
35.01 -40.00	326	178,244,512.60	42.63%	8.057	380	76.69	708
40.01 -45.00	136	78,435,922.27	18.76%	7.602	375	75.73	712
45.01 -50.00	27	15,334,541.31	3.67%	7.235	382	70.58	710
50.01 -55.00	4	4,781,884.46	1.14%	6.851	327	70.01	732
None	54	27,899,935.99	6.67%	8.046	393	74.20	726
Total	799	418,095,928.86	100.00%	7.947	375	76.32	712

HarborView Mortgage Loan Pass-Through
Certificates

Series 2007-6

Exhibit A

Table of Contents

The Originators - Page 1

NovaStar Mortgage, Inc.

Secured Bankers Mortgage Company

 The Servicer - Page 9

GMAC Mortgage, LLC

The Master Servicer - Page 13

Wells Fargo Bank NA

The Trustee and Custodian - Page 14

Deutsche Bank National Trust Company

THE ORIGINATORS

NOVASTAR MORTGAGE, INC.

NovaStar Mortgage, Inc., is a Virginia corporation and a wholly-owned subsidiary of NFI Holding Corporation, Inc., a Delaware corporation, in the ordinary course of business on a loan-by-loan basis directly from independent mortgage brokers, third party mortgage loan originators or loan officers directly employed by NovaStar.

NovaStar originates non-conforming residential mortgage loans through a network of unaffiliated wholesale loan brokers. NovaStar utilizes a network of approximately 10,800 wholesale loan brokers in 50 different states. In addition, NovaStar’s retail lending channel employs a network of approximately 350 loan officers who originate loans through direct contact with borrowers. NovaStar’s principal executive offices are located at 8140 Ward Parkway, Suite 300, Kansas City, Missouri 64114. The principal offices for NovaStar’s mortgage lending operations are in Lake Forest, California, Independence, Ohio, Columbia, Maryland and Kansas City, Missouri. NovaStar is an approved HUD lender. NovaStar has operated as an originator of mortgage loans since 1997.

Underwriting Standards for the Mortgage Loans

The underwriting guidelines of NovaStar are intended to evaluate the credit history of the potential borrower, the capacity and willingness of the borrower to repay the loan and the adequacy of the collateral securing the loan. Each loan applicant completes an application that includes information with respect to the applicant’s income, liabilities and employment history. Prior to issuing an approval on the loan, the loan underwriter runs an independent credit report or pulls a reissue of the clients credit through an independent 3rd party vendor, which provides detailed information concerning the payment history of the borrower on all of their debts to verify that the information submitted by the broker is still accurate and up to date. An appraisal is also required on all loans and in many cases a review appraisal or second appraisal may be required depending on the value of the property and the underwriter’s comfort with the original valuation. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae. The properties securing the mortgage loans are appraised by qualified independent appraisers who are generally approved by the related originator. A streamline appraisal program is offered by our Retention division for borrowers that currently have a mortgage loan with NovaStar. Under this program an AVM can be used to determine valuation if the full appraisal from the previous loan is less than two years old. The maximum increase in value that can be supported with an AVM is 10%. The mortgagor may also include information regarding verification of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties, income derived from the mortgaged property may have been used for underwriting purposes.

The underwriting guidelines include six levels of applicant documentation requirements, referred to as “Full Documentation,” “Limited Documentation,” “Stated Income,” “No Documentation,” “No Income/No Asset,” “Streamline” and “Full Doc/12-Month Personal Bank Statement.” Under the Full Documentation program applicants generally are required to submit verification of employment and most recent pay stub or up to prior two years W-2 forms and most recent pay stub. Under the Limited Documentation program, no such verification is required, however, bank statements for the most recent consecutive 6-month period are required to evidence cash flow. Under the Stated Income program, an applicant may be qualified based on monthly income as stated in the loan application. Under the “No Documentation” program, an applicant provides no information as it relates to their income. Under the “No Income/No Asset” program, the applicant’s income and assets are not verified, however the applicant’s employment is verified. Under the Streamline program, this is allowed only for our Retention division for borrowers that currently have a mortgage with NovaStar. The documentation required for this loan is based on previous documentation type. If a “Streamline loan’s original documentation type was “Full Documentation,” then a verification of the applicant’s employment is the only requirement. Mortgage loans originated under any program other than the “Full Documentation” program require less documentation and verification than do traditional “Full Documentation” programs. The Full Doc/12 Months Personal Bank Statement Program allows self-employed or fixed income borrowers to substitute most recent consecutive 12-months bank statements for wage earner’s W-2 forms and recent pay stubs. Given that NovaStar primarily lends to non-conforming borrowers, it places great emphasis on the ability of collateral to protect against losses in the event of default by borrowers.

On a case-by-case basis, exceptions to the underwriting guidelines are made where NovaStar believes compensating factors exist. Compensating factors may consist of factors like length of time in residence, lowering of the borrower’s monthly debt service payments, the loan-to-value ratio on the loan, as applicable, or other criteria that in the judgment of the loan underwriter warrant an exception. All loans in excess of $350,000 currently require the approval of the underwriting supervisor or designee approved by the supervisor. All loans over $750,000 require the approval of the VP of Operations and Corporate Credit Department or its approved designees. In addition, the President of NovaStar approves all loans in excess of $1,100,000.

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Close attention is paid to geographic diversification in managing credit risk. NovaStar believes one of the best tools for managing credit risk is to diversify the markets in which it originates and purchases mortgage loans. NovaStar has established a diversification policy to be followed in managing this credit risk which states that no one market can represent a percentage of total mortgage loans owned by NovaStar higher than twice that market’s percentage of the total national market share.

Quality control reviews are conducted to ensure that all mortgage loans meet quality standards. The type and extent of the reviews depend on the production channel through which the mortgage loan was obtained and the characteristics of the mortgage loan. NovaStar reviews 8 to 10% of each month’s production. The random audit selection criteria includes a proportional representation of loan type, loan product, loan purpose, FICO score, LTV, underwriting grade, state and broker.

Credit scores for the borrowers are calculated by averaging all the available individual borrower and co-borrower credit scores.

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SBMC Mortgage

General

Secured Bankers Mortgage Company (“SBMC”) is a California general partnership engaged in the mortgage banking business to originate, service and sell mortgage loans. SBMC originates mortgage loans through seven California wholesale branch offices. Loans are originated through a network of independent mortgage loan brokers approved by SBMC. SBMC originates loans in California, Washington, Nevada, Oregon, Arizona and Hawaii. Loans originated and sold by SBMC are first and/or second lien, fixed or adjustable rate mortgage loans secured by one- to four-unit residential properties.

The principal executive offices of SBMC are located at 14761 Califa Street, Van Nuys, California 91411. SBMC has been in the mortgage banking business since 1990. SBMC has originated over 14.5 billion since its inception. A production history is provided below for calendar years 2004, 2005 and 2006.

Calendar Year	Total Production
2004	1,919,434,334
2005	3,426,878,635
01/01/06 - 08/31/06	2,344,354,951

SBMC Mortgage Loan Underwriting Criteria

The mortgage loans sold to the Seller by SBMC Mortgage were originated by independent mortgage loan brokers approved by SBMC. SBMC employees have analyzed the borrower’s credit standing, repayment ability and the adequacy of the mortgaged property used as collateral. All loans have been evaluated in accordance with the underwriting criteria described in this section.

SBMC conducts pre-funding and post-funding audits on approximately 10% to 15% of all originations. Pre-funding audits are determined based upon an overall risk score provided by a third party vendor. The vendor will identify borrower phone numbers that conflict with the subject’s mailing address, occupation and income disparities, social security number discrepancies, collateral value exceptions and various other risk factors. Post-close audits are completed based upon new independent broker relationships, loan-to-value ratios, combined LTV’s (which take into account any secondary financing), documentation type, property type, credit scores and other independent risk factors.

SBMC’s underwriting guidelines for the MTA Option ARM loans are generally consistent with those of large originators of similar option ARM loans. SBMC applies its underwriting guidelines to evaluate the property and the applicant’s income, employment, assets, and credit history in the context of the applicable loan program and documentation requirements. SBMC determines an applicant’s creditworthiness based on the borrower’s ability and willingness to repay the loan. The loan decision is based upon the applicant’s financial information (if applicable), employment and income stability, credit history and collateral value.

The Mortgage Loans were underwritten under one of the following documentation programs:

•
Full Documentation (“Full Doc”): The guidelines for this program require verification of a borrower’s employment, income and assets. Verbal verification of employment is required prior to closing. Debt-to-Income Ratios are based on documented/verified income.

•
Stated Income/Verified Assets (“SIVA”): The guidelines for this program do not require verification of a borrower’s income. Employment must be verified for two full years. Verbal verification of employment is required prior to closing. Assets are verified for reserves, closing costs and down payment. Debt-to-Income Ratios are calculated based on stated income.

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•	Stated Income/Stated Asset Documentation (“SISA”): The guidelines for this program do not require verification of income or assets. Verbal verification of employment is required prior to closing.

•
No Income No Assets (“NINA”): The guidelines for this program do not require verification or documentation of income or assets; the borrower leaves these sections of the loan application blank. Employment must be verified for two full years. Debt-to-Income Ratios are not calculated. Verbal verification of employment is required prior to closing.

Under each program, SBMC obtains a credit report for each borrower. Borrower credit information is obtained from Trans Union, Equifax and Experian. The credit report contains information relating to each borrower’s credit history. The credit history typically includes installment debts, revolving credit cards and mortgage obligations, record of defaults, bankruptcy, delivery of deed in lieu of foreclosure, repossession, lawsuits, judgments, and other information available from public records.

Each credit report provides up to three credit scores for each borrower. The scores range from 350 to 850. These scores estimate, on a relative basis, which loans are most likely to default in the future. Lower scores imply higher default risk relative to a higher score. The scores are generated through the statistical analysis of various credit-related characteristics or variables. Common characteristics include the number of revolving credit cards and mortgage obligations, age of debts, payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. The lowest credit score that SBMC will accept is 620 unless a credit exception is approved by an SBMC corporate underwriter. SBMC may grant exceptions to its underwriting guidelines if the borrower provides evidence of compensating factors that offset the increased risk due to the exception(s). Examples of compensating factors that may offset the risk of an exception are:

•	Low debt-to-income ratio;
•	Minimal increase in monthly housing expense;
•	Good and established credit history/high credit score;
•	Amount of disposable monthly income available after payment of total debt obligations;
•	Long term housing or employment history;
•	Excellent mortgage history; and
•	Low LTV/CLTV.

SBMC applies its underwriting standards to evaluate a prospective borrower’s credit standing, repayment ability, financial standing, employment, income stability and the value and adequacy of the mortgaged property as collateral. Under these standards, a prospective borrower must demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance, homeowners association dues and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt, which includes the proposed monthly housing costs and all other obligations with 10 or more monthly payments remaining, to the borrower’s monthly gross income (the “debt-to-income ratios”) are within acceptable limits. In the case of an auto lease, SBMC includes the monthly payment even if less than 11 payments remain. The maximum acceptable debt-to-income (DTI) ratio is generally 40%-45% unless an exception is provided as described above.

For Full Doc and Stated Income loans, the borrower is required to have sufficient cash resources to pay the down payment and closing costs. In addition, SBMC requires that the borrower have adequate cash reserves after closing to cover the monthly mortgage loan payment for two to 12 months, depending on the risk characteristics of the loan. For loan amounts of one million dollars and higher, Stated Income 2-4 unit properties and non-owner occupied loans, SBMC requires more cash reserves. For certain low-risk Full Doc loans where the borrower’s credit score is greater than or equal to 720 and the LTV does not exceed 80%, SBMC does not require that the borrower have cash reserves.

SBMC may provide secondary financing to a borrower simultaneously with the origination of a first mortgage loan, subject to certain limitations. Alternatively, the borrower may obtain secondary financing from an outside source. The SBMC underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from other institutional lenders but may limit or prohibit secondary financing from family members or other private and/or interested parties in the transaction. The LTV ratio of a first lien loan generally does not exceed 80% and the CLTV ratio may not exceed 90% to 95% on Full Doc loans, 90% on Stated Income loans, and 80% on NINA loans. Loans considered to have higher risk have lower CLTV limits.

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SBMC obtains private mortgage insurance on first lien loans with LTV ratios that exceed 80%.

A prospective borrower is required to complete the standard Fannie Mae Form 1003/Freddie Mac Form 70 for loan applications.

SBMC requires that the mortgage broker obtain at least one appraisal using an independent appraiser or appraisal service for properties that are to secure mortgage loans. The appraisal report includes a market data analysis based on recent sales and/or listings of comparable homes in the area and a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Uniform Standards of Professional Appraisal Practices. If an SBMC underwriter is not satisfied with the appraisal provided by the mortgage broker, the underwriter may order another independent assessment of the property. The additional assessment may take the form of a full new appraisal, field review appraisal, or a desk review appraisal to verify that the appraised value is reasonable.

SBMC requires title insurance on all of its first lien mortgage loans including a preliminary review of the chain of title during the preceding 24 months. Usually, the title company or the appraiser provides this information. This title review assists SBMC in identifying “flip” multiple sales transactions within a limited time frame that may artificially inflate property value, identify assignments of interest to previously undisclosed parties, verify transfers of title that do not include monetary transfer, and verify lien and ownership seasoning in relation to the application submitted.

SBMC REQUIRES THAT FIRE AND EXTENDED COVERAGE CASUALTY INSURANCE BE MAINTAINED ON THE MORTGAGED PROPERTY IN AN AMOUNT AT LEAST EQUAL TO THE REPLACEMENT COST OF THE PROPERTY. FLOOD INSURANCE IS REQUIRED WHEN NECESSARY TO COMPLY WITH FEDERAL REGULATIONS.

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THE SERVICER

GMAC Mortgage, LLC

General

GMAC Mortgage, LLC is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Residential Holding Company, LLC, which is a wholly owned subsidiary of Residential Capital, LLC ("ResCap"). ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC ("GMAC").

GMAC Mortgage, LLC and its predecessor entity began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMAC Mortgage, LLC.

GMAC Mortgage, LLC maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682 1000.

The diagram below illustrates the ownership structure among the parties affiliated with GMAC Mortgage, LLC.

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          Servicing Activities

GMAC Mortgage, LLC generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

       As of the three months ended March 31, 2007, GMAC Mortgage, LLC acted as primary servicer and owned the corresponding servicing rights on approximately 2,260,870 of residential mortgage loans having an aggregate unpaid principal balance of approximately $280 billion, and GMAC Mortgage, LLC acted as subservicer (and did not own the corresponding servicing rights) on approximately 368,604 loans having an aggregate unpaid principal balance of over $73.5 billion.

The following tables set forth the dollar amount of mortgage loans serviced by GMAC Mortgage, LLC for the periods indicated, and the number of such loans for the same period. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $153.6 billion, $13.9 billion, $17.6 billion and $7.0 billion during the year ended December 31, 2003 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. GMAC Mortgage, LLC was the servicer of a residential mortgage loan portfolio of approximately $207.0 billion, $31.8 billion, $18.7 billion and $22.4 billion during the three months ended March 31, 2007 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans, respectively. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

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GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO
($ IN MILLIONS)

	For the Three Months Ended March 31,	For the Year Ended December 31,
	2007	2006	2005	2004	2003
Prime conforming mortgage loans
No. of Loans	1,469,628	1,455,919	1,392,870	1,323,249	1,308,284
Dollar Amount of Loans	$207,037	$203,894	$186,364	$165,521	$153,601
Percentage Change from Prior Year	1.54%	9.41%	12.59%	7.76%	2.11%
Prime non-conforming mortgage loans
No. of Loans	66,981	67,462	69,488	53,119	34,041
Dollar Amount of Loans	$31,797	$32,220	$32,385	$23,604	$13,937
Percentage Change from Prior Year	(1.31)%	(0.51)%	37.20%	69.36%	11.12%
Government mortgage loans
No. of Loans	179,431	181,563	181,679	191,844	191,023
Dollar Amount of Loans	$18,692	$18,843	$18,098	$18,328	$17,594
Percentage Change from Prior Year	(0.80)%	4.12%	(1.25)%	4.17%	(16.91)%
Second-lien mortgage loans
No. of Loans	544,830	514,085	392,261	350,334	282,128
Dollar Amount of Loans	$22,446	$20,998	$13,034	$10,374	$7,023
Percentage Change from Prior Year	6.90%	61.10%	25.64%	47.71%	5.36%
Total mortgage loans serviced
No. of Loans	2,260,870	2,219,029	2,036,298	1,918,546	1,815,476
Dollar Amount of Loans	279,972	$275,955	$249,881	$217,827	$192,155
Percentage Change from Prior Year	1.46%	10.43%	14.72%	13.36%	0.71%

Billing and Payment Procedures. As servicer, GMAC Mortgage, LLC collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMAC Mortgage, LLC sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand electronic payments made over the internet or via phone.

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THE MASTER SERVICER

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as Master Servicer, Paying Agent, and Certificate registrar under the pooling and servicing agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $483 billion in assets, 23+ million customers and 167,000+ employees as of September 30, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, the Seller and the Servicer(s) may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank's assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period.  The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function.  The assessment further states that all necessary adjustments to Wells Fargo Bank's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Wells Fargo Bank has provided corporate trust services since 1934. As of December 31, 2006, Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2006, Wells Fargo Bank was acting as trustee on approximately 1346 series of residential mortgage-backed securities with an aggregate principal balance of approximately $277,396,000,000.

Under the terms of the pooling and servicing agreement, the Master Servicer also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

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THE TRUSTEE AND CUSTODIAN

Deutsche Bank National Trust Company. Deutsche Bank National Trust Company (“DBNTC”) will act as Custodian. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC also will act as a custodian of the mortgage files pursuant to the pooling and servicing agreement. DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but they will be kept in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the Trustee on behalf of the trust fund. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC will remain liable for the duties and obligations required of it under the pooling and servicing agreement. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as custodian on behalf of the holders of the certificates or as custodian.

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